Exhibit 10.1
CORPORATE OFFICE PROPERTIES, L.P.

THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO A REGISTRATION OR EXEMPTION THEREFROM.

TABLE OF CONTENTS

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EXHIBIT 4	Notice of Election by Limited Partner to Convert Profit Interest Units into Partnership Units
EXHIBIT 5	Notice of Election by Partnership to Force Conversion of Profit Interest Units into Partnership Units

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CORPORATE OFFICE PROPERTIES, L.P.
THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
The undersigned, being the General Partner of CORPORATE OFFICE PROPERTIES, L.P. (the “Partnership”), a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, does hereby enter into this Third Amended and Restated Partnership Agreement as of this 5th day of December, 2018.
R E C I T A L S:
A.The Partnership was formed pursuant to a Certificate of Limited Partnership filed on October 10, 1997 with the Secretary of State of the State of Delaware under the name “FCO, L.P.” following the execution of a Limited Partnership Agreement dated October 14, 1997 (the “Original Partnership Agreement”) among the General Partner’s predecessor and the Initial Limited Partners.
B.The Partnership changed its name to Corporate Office Properties, L.P. as of January 1, 1998.
C.The General Partner was reformed as a Maryland real estate investment trust on March 16, 1998.
D.The General Partner, the Limited Partners and the Preferred Limited Partners amended and restated the Original Partnership Agreement on March 16, 1998 (the “First Amended and Restated Partnership Agreement”).
E.The General Partner, the Limited Partners and the Preferred Limited Partners amended and restated the First Amended and Restated Partnership Agreement on December 7, 1999 (the “Second Amended and Restated Partnership Agreement”).
F.The General Partner, the Limited Partners and the Preferred Limited Partners desire to set forth the understandings and agreements, including certain rights and obligations, among the Partners (as hereinafter defined) with respect to the Partnership. This Agreement amends, restates and supersedes the Second Amended and Restated Partnership Agreement in its entirety.
ARTICLE I
INTERPRETIVE PROVISIONS
SECTION 1.1    Certain Definitions. The following terms have the definitions hereinafter indicated whenever used in this Agreement with initial capital letters:
2015 Budget Act Partnership Audit Rules: The provisions of Subchapter C of Subtitle F, Chapter 63 of the Code, as amended by P.L. 114-74, the Bipartisan Budget Act of 2015 (together with any subsequent amendments thereto, Regulations promulgated thereunder, published administrative interpretations thereof, any guidance issued thereunder and any successor provisions) or any similar procedures established by a state, local, or non-U.S. taxing authority.

Act: The Delaware Revised Uniform Limited Partnership Act, Sections 17-101 to 17-1111 of the Delaware Code, Title 6, as amended from time to time.
Additional Limited Partner/Preferred Limited Partner: A Person admitted to the Partnership as a Limited Partner or Preferred Limited Partner in accordance with Section 8.7 hereof and who is shown as such on the books and records of the Partnership in such Person’s capacity as a limited partner of the Partnership.
Adjusted Capital Account: With respect to any Partner, such Partner’s Capital Account maintained in accordance with Section 4.4 hereof, as of the end of the relevant Fiscal Year of the Partnership, after giving effect to the following adjustments:
(A)    Credit to such Capital Account such Partner’s share of Partnership Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(g)(1) and such Partner’s share of Partner Minimum Gain determined in accordance with Treasury Regulations Section 1.7042(i)(5).
(B)    Debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii) and 1.704-2 and shall be interpreted consistently therewith.
Adjusted Capital Account Deficit: With respect to any Partner, the deficit balance, if any, in that Partner’s Adjusted Capital Account as of the end of the relevant Fiscal Year of the Partnership.
Adjustment Event: An event in which (i) the Partnership makes a distribution of Partnership Units or other equity interests in the Partnership on all outstanding Partnership Units to the extent that the Profit Interest Unitholder did not participate in such distribution, (ii) the Partnership subdivides the outstanding Partnership Units into a greater number of Partnership Units or combines the outstanding Partnership Units into a lesser number of Partnership Units, (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Units by way of a reclassification or recapitalization of its Partnership Units, or (iv) a similar transaction involving Partnership Units where consideration is not received in connection with such transaction. For the avoidance of doubt, the following shall not be an Adjustment Event: (a) the issuance of Partnership Units in a financing, reorganization, acquisition or similar business transaction; (b) the issuance of Partnership Units pursuant to the Equity Incentive Plan or other compensation plan, or under a distribution reinvestment plan; or (c) the issuance of any Partnership Units to the General Partner or other Persons in respect of a Capital Contribution to the Partnership.
Affiliate: With respect to any referenced Person, (i) a member of such Person’s immediate family; (ii) any Person who directly or indirectly owns, controls or holds the power to vote ten percent (10%) or more of the outstanding voting interests or securities of the Person in question; (iii) any Person ten percent (10%) or more of whose outstanding interests or securities are directly or indirectly owned, controlled, or held with power to vote by the Person in question; (iv) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Person in question; (v) if the Person in question is a corporation, any executive officer or director of such Person or of any corporation directly or indirectly controlling such Person; and (vi) if the Person in question is a partnership, any general partner of the partnership or any limited partner owning or controlling ten percent (10%) or more of either the capital or profits interest in such partnership. As used herein, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
Agreed Value: In the case of any (i) Contributed Property acquired pursuant to a Contribution Agreement, the value of such Contributed Property as set forth in or determined pursuant to such Contribution Agreement or, if no such value is set forth or determined for such Contributed Property, the portion of the consideration provided for under such Contribution Agreement allocable to such Contributed Property, as determined by the General Partner in its reasonable discretion, (ii) Contributed Property acquired other than pursuant to a Contribution Agreement, the fair market value of such property at the time of contribution, as determined by the General Partner using such method of valuation as it may adopt in its reasonable discretion and (iii) property distributed to a Partner by the Partnership, the Partnership’s Book Value of such property at the time such property is distributed without taking into account, in the case of each of (i), (ii) and (iii), the amount of any related indebtedness assumed by the Partnership (or the Partner in the case of clause (iii)) or to which the Contributed Property is taken subject.
Agreement: This Third Amended and Restated Limited Partnership Agreement and all Exhibits attached hereto, as the same may be amended or restated and in effect from time to time which are hereby incorporated by reference and made a part of this Agreement.
Assignee: Any Person to whom one or more Partnership Units or Preferred Units have been Transferred as permitted under this Agreement but who has not become a Substituted Limited Partner/Preferred Limited Partner in accordance with the provisions hereof.
Bankruptcy: Either (i) a referenced Person’s making an assignment for the benefit of creditors, (ii) the filing by a referenced Person of a voluntary petition in bankruptcy, (iii) a referenced Person’s being adjudged insolvent or having entered against such referenced Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by a referenced Person of an answer seeking any reorganization, composition, readjustment, liquidation, dissolution, or similar relief under any law or regulation, (v) the filing by a referenced Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such referenced Person in any proceeding of reorganization, composition, readjustment, liquidation, dissolution, or for similar relief under any statute, law or regulation or (vi) a referenced Person’s seeking, consenting to, or acquiescing in the appointment of a trustee, receiver or liquidator for all or substantially all of such referenced Person’s property (or court appointment of such trustee, receiver or liquidator). The foregoing is intended to supersede the events listed in Section 17-402(a)(4) and (5) of the Act.
Book-Tax Disparity: With respect to any item of Contributed Property, or property the Book Value of which has been adjusted in accordance with Section 4.4(D), as of the date of determination, the difference between the Book Value of such property and the adjusted basis of such property for federal income tax purposes.

Book Value: With respect to any Contributed Property, the Agreed Value of such property reduced (but not below zero) by all Depreciation with respect to such property properly charged to the Partners’ Capital Accounts and with respect to any other asset, the asset’s adjusted basis for federal income tax purposes; provided, however, (a) the Book Value of all Partnership Assets shall be adjusted in the event of a revaluation of Partnership Assets in accordance with Section 4.4(D) hereof, (b) the Book Value of any Partnership Asset distributed to any Partner shall be the fair market value of such asset on the date of distribution as determined by the General Partner and (c) such Book Value shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
Capital Account: The account maintained by the Partnership for each Partner described in Section 4.4 hereof.
Capital Account Limitation: As set forth in Section 4.8(B)(1).
Capital Contribution: The total amount of cash or cash equivalents and the Agreed Value (reduced to take into account the amount of any related indebtedness assumed by the Partnership, or to which the Contributed Property is subject) of Contributed Property which a Partner contributes or is deemed to contribute to the Partnership pursuant to the terms of this Agreement.
Cash Payment: The payment to a Redeeming Party of a cash amount determined by multiplying (i) the number of Partnership Units tendered for redemption by such Redeeming Party pursuant to a validly proffered Redemption Notice by (ii) the Unit Value with respect to such Partnership Units.
Certificate: The Partnership’s Certificate of Limited Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time.
Code: The Internal Revenue Code of 1986, as amended from time to time.
Consent: Either the written consent of a Person or the affirmative vote of such Person at a meeting duly called and held pursuant to this Agreement, as the case may be, to do the act or thing for which the consent or vote is required or solicited, or the act of granting such consent or vote, as the context may require.
Constituent Person: As set forth in Section 4.8(F).
Contributed Property: Each property or other asset (excluding cash and cash equivalents) contributed or deemed contributed to the Partnership. For the avoidance of doubt, the properties and assets held by the partnership constituting the Contributed Interests (as defined in the Formation Agreement) shall constitute Contributed Properties to the extent the Contributed Interests are acquired by the Partnership.
Contribution Agreements: Those certain agreements among one or more Persons and the Partnership pursuant to which, inter alia, such Persons directly or indirectly contributed property to the Partnership in exchange for Partnership Units or Preferred Units or are to contribute property to the Partnership in exchange for Partnership Units or Preferred Units including, without limitation, the Formation Agreement.

Conversion Commencement Date: The date when Preferred Units which are convertible into Partnership Units first become convertible.
Conversion Factor: The number of Partnership Units issuable upon the conversion of each Preferred Unit of a class or series which are convertible into Partnership Units.
Conversion Notice: A Notice to the General Partner by a converting Preferred Limited Partner, substantially in the form attached as EXHIBIT 2, pursuant to which such Preferred Limited Partner requests the conversion of Preferred Units in accordance with Section 9.8 hereof.
COPT: Corporate Office Properties Trust, a Maryland real estate investment trust.
Current Partnership Audit Rules: Subchapter C of Subtitle F, Chapter 63 of the Code as in effect on November 1, 2015, and as subsequently amended prior to the effective date of the 2015 Budget Act Partnership Audit Rules.
Depreciation: For each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method approved by the General Partner.
Distributable Cash: With respect to any period, and without duplication:
(i)    all cash receipts of the Partnership during such period from all sources;
(ii)    LESS all cash disbursements of the Partnership during such period, including, without limitation, disbursements for operating expenses, taxes, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Partnership Interests and capital expenditures;
(iii)    LESS amounts added to reserves in the reasonable discretion of the General Partner;
(iv)    PLUS amounts withdrawn from reserves in the reasonable discretion of the General Partner.
Distribution Participation Date: with respect to Profit Interest Units, such date as may be specified in the Profit Interest Award Certificate or other documentation pursuant to which such Profit Interest Units are issued.
Distribution Payment Date: As set forth in Section 5.3(B).

Distribution Period: With respect to any series of Preferred Units issued to the General Partner pursuant to Section 4.2(B) of this Agreement, the Distribution Period shall correspond to the distribution period of the related issuance of securities by the General Partner as provided in Section 4.2(B) of this Agreement. With respect to Preferred Units issued by the Partnership to Persons other than the General Partner, the Distribution Period shall be set forth on the Addendum to the Partner Registry or otherwise set forth in an amendment to this Agreement.
Distribution Period Commencement Date: The date which begins any Distribution Period.
Economic Capital Account Balances: As set forth in Section 5.2(C).
ERISA: The Employee Retirement Income Security Act of 1976, as amended from time to time.
Equity Incentive Plan: Any equity incentive or compensation plan heretofore or hereafter adopted by the Partnership or the General Partner, including, without limitation, the Corporate Office Properties Trust 2017 Omnibus Equity and Incentive Plan, as the same may be amended from time to time
Fiscal Year: The calendar year or such other twelve (12) month period designated by the General Partner.
Forced Profit Interest Conversion Notice: As set forth in Section 4.8(C).
General Partner: COPT, and its respective successor(s) who or which become Successor General Partner(s) in accordance with the terms of this Agreement, in its capacity as general partner of the Partnership.
General Partner Interest: A Partnership Interest held by the General Partner that is a general partner interest. A General Partner Interest may be expressed as a number of Partnership Units.
Initial Limited Partners: Those Persons initially admitted to the Partnership as Limited Partners in connection with the contribution of property to the Partnership in accordance with the Formation Agreement and the other Contribution Agreements.
Involuntary Withdrawal: As to any (i) individual shall mean such individual’s death, incapacity or final, unappealable adjudication of incompetence, (ii) corporation shall mean its dissolution or revocation of its charter (unless such revocation is promptly corrected upon notice thereof), (iii) partnership shall mean the dissolution and commencement of winding-up of its affairs, (iv) trust shall mean the termination of the trust (but not the substitution of trustees), (v) estate shall mean the distribution by the fiduciary of the estate’s complete interest in the Partnership and (vi) Partner shall mean the Bankruptcy of such Partner.
IRS: The Internal Revenue Service, which administers the internal revenue laws of the United States.
Junior Preferred Units: Preferred Units which rank junior to the Senior Preferred Units, and prior and senior to the Partnership Units, in the payment of Priority Return Amounts and Liquidation Preferences. Junior Preferred Units shall be identified on the Addendum to the Partner Registry or otherwise set forth in an amendment to this Agreement. Each class or series of Preferred Units which is denominated Junior Preferred Units shall be entitled to allocations and distributions with respect to Priority Return Amounts and Liquidation Preferences on a pari passu basis with each other class or series of Junior Preferred Units. If after their due date the full amount of all accrued Priority Return Amounts have not been distributed with respect to all Junior Preferred Units pursuant to Article V, no distribution shall be made to the holders of Partnership Units pursuant to that Article. Until the holders of Junior Preferred Units have been paid Liquidation Preferences and all Priority Return Amounts in connection with the liquidation of the Partnership pursuant to Section 10.2, no distribution shall be made to the holders of Partnership Units in connection with such liquidation pursuant to that Section.
Limited Partner: Those Persons listed as holding Partnership Units in the Partner Registry, as such Partner Registry may be updated from time to time, including any Person who becomes a Substituted Limited Partner or an Additional Limited Partner in accordance with the terms of this Agreement in such Person’s capacity as a limited partner of the Partnership; provided, however, that such term shall not include the Preferred Limited Partners.
Limited Partner Interest: A Partnership Interest held by a Limited Partner that is a limited partner interest. A Limited Partner Interest may be expressed as a number of Partnership Units.
Liquidating Gains: As set forth in Section 5.2(C).
Liquidating Losses: As set forth in Section 5.2(C).
Liquidation Preference: The amount of the liquidation preference, if any, of each class or series of Preferred Units determined by the General Partner in accordance with Section 4.2(A) or (B), whichever is applicable, and identified on the Partner Registry or otherwise set forth in an amendment to this Agreement.
Nonrecourse Liability: A liability as defined in Treasury Regulations Section 1.704-2(b)(3).
Notice: A writing containing the information required by this Agreement to be communicated to a Person and delivered to such Person in accordance with Section 12.4; provided, however, that any written communication containing such information actually received by such Person shall constitute Notice for all purposes of this Agreement.
Partner Minimum Gain: The gain (regardless of character) which would be realized by the Partnership if property of the Partnership subject to a partner nonrecourse debt (as such term is defined in Treasury Regulations Section 1.704-2(b)(4)) were disposed of in full satisfaction of such debt on the relevant date. The adjusted basis of property subject to more than one partner nonrecourse debt shall be allocated in a manner consistent with the allocation of basis for purposes of determining Partnership Minimum Gain hereunder. Partner Minimum Gain shall be computed hereunder using the Book Value, rather than the adjusted tax basis, of the Partnership property in accordance with Treasury Regulations Section 1.704-2(d)(3).

Partner Nonrecourse Deductions: With respect to any partner nonrecourse debt (as such term is defined in Treasury Regulations Section 1.704-2(b)(4)), the increase in Partner Minimum Gain during the tax year plus any increase in Partner Minimum Gain for a prior tax year which has not previously generated a Partner Nonrecourse Deduction hereunder. The determination of which Partnership items constitute Partner Nonrecourse Deductions shall be made in a manner consistent with the manner in which Partnership Nonrecourse Deductions are determined hereunder.
Partners: The General Partner, the Preferred Limited Partners and the Limited Partners as a group. The term “Partner” shall mean a General Partner, a Preferred Limited Partner or a Limited Partner. Such terms shall be deemed to include such other Persons who become Partners pursuant to the terms of this Agreement.
Partnership: The Delaware limited partnership referred to herein as CORPORATE OFFICE PROPERTIES, L.P., as such partnership may from time to time be constituted.
Partnership Assets: At any particular time, any assets or property (real or personal, tangible or intangible, choate or inchoate, fixed or contingent) owned by the Partnership.
Partnership Interest or Interest: As to any Partner, such Partner’s ownership interest in the Partnership and including such Partner’s right to distributions under this Agreement and any other rights or benefits which such Partner has in the Partnership, together with any and all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units or Preferred Units.
Partnership Minimum Gain: The aggregate gain (regardless of character) which would be realized by the Partnership if all of the property of the Partnership subject to nonrecourse debt (other than partner nonrecourse debt as such term is defined in Treasury Regulations Section 1.704-2(b)(4)) were disposed of in full satisfaction of such debt and for no other consideration on the relevant date. In the case of any Nonrecourse Liability of the Partnership which is not secured by a mortgage with respect to any specific property of the Partnership, any and all property of the Partnership to which the holder of said liability has recourse shall be treated as subject to such Nonrecourse Liability for purposes of the preceding sentence. Partnership Minimum Gain shall be computed separately for each Nonrecourse Liability of the Partnership. For this purpose, the adjusted basis of property subject to two or more liabilities of equal priority shall be allocated among such liabilities in proportion to the outstanding balance of such liabilities, and the adjusted basis of property subject to two or more liabilities of unequal priority shall be allocated to the liability of inferior priority only to the extent of the excess, if any, of the adjusted basis of such property over the outstanding balance of the liability of superior priority. Partnership Minimum Gain shall be computed hereunder using the Book Value, rather than the adjusted tax basis, of the Partnership property in accordance with Treasury Regulations Section 1.704-2(d)(3).
Partnership Nonrecourse Deductions: The amount of Partnership deductions equal to the increase, if any, in the amount of the aggregate Partnership Minimum Gain during the tax year (plus any increase in Partnership Minimum Gain for a prior tax year which has not previously generated a Partnership Nonrecourse Deduction) reduced (but not below zero) by the aggregate distributions made during the tax year of the proceeds of a Nonrecourse Liability of the Partnership which are attributable to an increase in

Partnership Minimum Gain within the meaning of Treasury Regulations Section 1.704-2(d). The Partnership Nonrecourse Deductions for a Partnership tax year shall consist first of depreciation or cost recovery deductions with respect to each property of the Partnership giving rise to such increase in Partnership Minimum Gain on a pro rata basis to the extent of each such increase, with any excess made up pro rata of all items of deduction.
Partner Registry: The Partner Registry maintained by the General Partner in the books and records of the Partnership, which contains substantially the same information as would be necessary to complete the form of the Partner Registry attached hereto as EXHIBIT 1.
Partnership Unit: A fractional, undivided share of the Partnership Interests (other than Partnership Interests represented by Preferred Units) of all the Partners heretofore or hereafter admitted to the Partnership pursuant to Section 4.1 or 4.2 hereof.
Partnership Unit Economic Balance: As set forth in Section 5.2(C).
Partnership Unit Transaction: means any transaction or series of related transactions (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Partnership Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any Partnership Unit Transaction which constitutes an Adjustment Event) as a result of which Partnership Units shall be exchanged for or converted into the right, or the holders of such Partnership Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.
Percentage Interest: As to any Partner (other than the Preferred Limited Partners), the percentage in the Partnership, as determined by dividing the Partnership Units then owned by such Partner by the total number of Partnership Units then outstanding, as the same may be automatically adjusted from time to time to reflect the issuance and redemption of Partnership Units in accordance with this Agreement.
Person: Any individual, partnership, limited liability company, corporation, trust or other entity.
Preferred Limited Partner: Those Persons listed as holding Preferred Units on the Partner Registry, as such Partner Registry may be amended from time to time, in their capacity as limited partners in the Partnership holding Preferred Units, including any Person who becomes a Substituted Preferred Limited Partner or an Additional Preferred Limited Partner in accordance with the terms of this Agreement and including the General Partner, but only in its capacity as the holder of Preferred Units.
Preferred Unit: A portion of the Partnership Interest held by a Preferred Limited Partner or the General Partner that represents a unit of preferred interest in the Partnership as identified on the Partner Registry or the Addendum to the Partner Registry (or otherwise set forth in an amendment to this Agreement) and a unit of any other class or series of preferred interest in the Partnership that may be issued to a Partner in the future in accordance with Section 4.2(A) or (B) hereof.

Profit Interest Award Certificate: Each or any, as the context implies, agreement or instrument entered into by a holder of Profit Interest Units upon acceptance of an award of Profit Interest Units under an Equity Incentive Plan.
Profit Interest Conversion Date: As set forth in Section 4.8(B)(2).
Profit Interest Conversion Notice: As set forth in Section 4.8(B)(2).
Profit Interest Conversion Right: As set forth in Section 4.8(B)(1).
Profit Interest Distribution Amount: As set forth in Section 5.3(B).
Profit Interest Unit: A Partnership Unit that is designated as a Profit Interest Unit and that has the rights, preferences and other privileges designated in Sections 4.7 and 4.8 and elsewhere in this Agreement in respect of holders of Profit Interest Units. The allocation of Profit Interest Units among the Limited Partners shall be set forth on the Partner Registry.
Profit Interest Unit Sharing Percentage: For a Profit Interest Unit, the percentage that is specified as the Profit Interest Unit Sharing Percentage in the Profit Interest Award Certificate or other documentation pursuant to which such Profit Interest Unit is issued or, if no such percentage is specified, 100%.
Profit Interest Unitholder: A Limited Partner that holds Profit Interest Units.
Priority Return Amount: For each Distribution Period, for each Partner holding any class or series of Preferred Units, the Priority Return Percentage times the Liquidation Preference times the number of Preferred Units held by such Partner as set forth on the Addendum to the Partner Registry (or otherwise set forth in an amendment to this Agreement). In the case of any Preferred Units issued during a Distribution Period, the Priority Return Amount attributable to such Preferred Units for such Distribution Period shall be pro rated to reflect the portion of such Distribution Period during which such Preferred Units were outstanding.
Priority Return Percentage: That percentage set forth on the Addendum to the Partner Registry (or otherwise set forth in an amendment to this Agreement) used to calculate the Priority Return Amount.
Profits and Losses: For each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss (as the case may be) for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(i)    Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;
(ii)    Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section

1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;
(iii)    Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from such Book Value;
(iv)    In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” herein; and
(v)    In the event that any item of income, gain, loss or deduction that has been included in the initial computation of Profit or Loss is subject to the special allocation rules of Sections 5.2(C) and 5.2(D), Profit or Loss shall be recomputed without regard to such item.
Redeeming Party: A Limited Partner or Assignee (other than the General Partner) who tenders Partnership Units for redemption pursuant to a Redemption Notice.
Redemption Date: The date for redemption of Partnership Units as set forth in Section 9.2.
Redemption Notice: A Notice to the General Partner by a Redeeming Party, substantially in the form attached as EXHIBIT 2, pursuant to which the Redeeming Party requests the redemption of Partnership Units in accordance with Article IX.
Redemption Obligation: The obligation of the Partnership to redeem the Partnership Units as set forth in Section 9.1(A).
1Redemption Ratio: The ratio (carried out to four decimal places) applied when redeeming Partnership Units for REIT Shares, which shall initially be 1.0. In the event that on or after the date of this Agreement the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Redemption Ratio shall be adjusted by multiplying the Redemption Ratio by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (assuming for such purposes such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. In the event that the Partnership (a) declares or pays a distribution on the outstanding
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1 “Redemption Period” deleted in accordance with Amendment 26 to Partnership Agreement.

Partnership Units or makes a distribution to all Partners in Partnership Units, (b) subdivides the outstanding Partnership Units or (c) combines the outstanding Partnership Units into a smaller number of Partnership Units, the Redemption Ratio shall be adjusted by multiplying the Redemption Ratio by a fraction, the numerator of which shall be the actual number of Partnership Units issued and outstanding on the record date (determined without giving effect to such dividend, distribution, subdivision or combination), and the denominator of which shall be the actual member of Partnership Units (determined after giving effect to such dividend, distribution, subdivision or combination) issued and outstanding on such record date. Any adjustment to the Redemption Ratio shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.2
Redemption Restriction: A restriction on the ability of the Partnership to redeem the Partnership Units as set forth in Section 9.1(A).
3Registration Rights Agreement: An Amended and Restated Registration Rights Agreement, substantially in the form of EXHIBIT 3 hereto, as the same may have heretofore or may hereafter be amended or restated and in effect from time to time, pursuant to which COPT agrees, among other things, to register under the Securities Act of 1933, as amended, REIT Shares issued in connection with Share Payments made under Article IX hereof.
REIT: A real estate investment trust, as defined in Code Section 856.
REIT Charter: The Amended and Restated Declaration of Trust of COPT filed with the State Department of Assessments and Taxation of Maryland on March 3, 1998, as the same may have been heretofore or may hereafter be amended or restated and in effect from time to time.
REIT Share: A common share of beneficial interest representing an ownership interest in the General Partner.
REIT Share Rights: Rights to acquire additional REIT Shares issued to all holders of REIT Shares, whether in the form of rights, options, warrants or convertible or exchangeable securities, to the extent the same have been issued without additional consideration after the initial acquisition of such REIT Shares.
SEC: The Securities and Exchange Commission.
Senior Preferred Units: Preferred Units which rank prior and senior to the Junior Preferred Units and the Partnership Units with respect to the payment of Priority Return Amounts and Liquidation Preferences. Senior Preferred Units shall be identified on the Addendum to the Partner Registry (or otherwise set forth in an amendment to this Agreement). Each class or series of Preferred Units which are denominated as Senior Preferred Units shall be entitled to allocations and distributions with respect to
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2See Amendment 1 to Partnership Agreement.
3 “Redemption Rights” deleted in accordance with Amendment 1 to Partnership Agreement.

Priority Return Amounts and Liquidation Preferences on a pari passu basis with each other class or series of Senior Preferred Units. If after their due date the full amount of all accrued Priority Return Amounts have not been distributed with respect to all Senior Preferred Units pursuant to Article V, no distribution shall be made to the holders of Junior Preferred Units or Partnership Units pursuant to that Article. Until the holders of Senior Preferred Units have been paid Liquidation Preferences and all Priority Return Amounts in connection with the liquidation of the Partnership pursuant to Section 10.2, no distribution shall be made to the holders of Junior Preferred Units or Partnership Units in connection with such liquidation pursuant to that Section.
Share Payment: The payment to a Redeeming Party of a number of REIT Shares determined by multiplying (i) the number of Partnership Units tendered for redemption by such Redeeming Party pursuant to a validly proffered Redemption Notice by (ii) the Redemption Ratio. In the event the General Partner grants any REIT Share Rights on or after the date of this Agreement and prior to such payment, any Share Payment shall include for the Redeeming Party such Redeeming Party's ratable share of such REIT Share Rights other than REIT Share Rights which have expired. In any case in which the Share Payment would result in the issuance of a fractional REIT Share, the General Partner shall pay the converting Redeeming Party cash in lieu of issuance of a fractional REIT Share, with the value of such fractional interest being determined by reference to the Unit Value applicable on the Redemption Date.4
Subsidiary: With respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
Substituted Limited Partner/Preferred Limited Partner: That Person or those Persons admitted to the Partnership as a substitute Limited Partner or substitute Preferred Limited Partner, in accordance with the provisions of this Agreement, in such Person’s capacity as a limited partner of the Partnership. A Substituted Limited Partner or Substituted Preferred Limited Partner, upon admission as such, shall succeed to the rights, privileges and liabilities of the predecessor in interest as a Limited Partner or Preferred Limited Partner.
Successor General Partner: Any Person who is admitted to the Partnership as substitute General Partner pursuant to this Agreement, in its capacity as a general partner of the Partnership. A Successor General Partner, upon its admission as such, shall succeed to the rights, privileges and liabilities of its predecessor in interest as General Partner, in accordance with the provisions of the Act.
Target Balance: As set forth in Section 5.2(C).
Terminating Capital Transaction: The sale or other disposition of all or substantially all of the Partnership Assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the Partnership Assets.
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4See Amendment 1 to Partnership Agreement.

Transfer: With respect to any Partnership Interest shall mean a transaction in which a Partner assigns his Partnership Interest to another Person and includes any sale, assignment, gift, exchange or other disposition by law or otherwise; provided, however, the redemption or conversion of any Partnership Interest pursuant to Article IX hereof shall not constitute a “transfer” for purposes hereof. “Transfers,” “Transferring” and “Transferred” shall have correlative meanings.
Treasury Regulations: The Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.
Unit Value: With respect to any Partnership Unit, the average of the daily market price for a REIT Share for the ten (10) consecutive trading days immediately preceding the date of receipt of a Redemption Notice by the General Partner multiplied by the Redemption Ratio. If the REIT Shares are traded on a securities exchange or the NASDAQ Small Cap Market or National Market System, the market price for each such trading day shall be the reported last sale price on such day or, if no sales take place on such day, the average of the closing bid and asked prices on such day. If the REIT Shares are not traded on a securities exchange or the NASDAQ Small Cap Market or National Market System, the market price for each such trading day shall be determined by the General Partner using any reasonable method of valuation. If a Share Payment would include any REIT Share Rights, the value of such REIT Share Rights shall be determined by the General Partner using any reasonable method of valuation, taking into account the Unit Value determined hereunder and the factors used to make such determination and the value of such REIT Share Rights shall be included in the Unit Value.5
Unvested Profit Interest Units: As set forth in Section 4.7(C).
Vested Profit Interest Units: As set forth in Section 4.7(C).
SECTION 1.2    Rules Of Construction. The following rules of construction shall apply to this Agreement:
(A)    All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.
(B)    All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa, as the context may require.
(C)    Each provision of this Agreement shall be considered severable from the rest, and if any provision of this Agreement or its application to any Person or circumstances shall be held invalid and contrary to any existing or future law or unenforceable to any extent, the remainder of this Agreement and the application of any other provision to any Person or circumstances shall not be affected thereby and shall be interpreted and enforced to the greatest extent permitted by law so as to give effect to the original intent of the parties hereto.
(D)    Unless otherwise specifically and expressly limited in the context, any reference herein to a decision, determination, act, action, exercise of a right, power or privilege, or other procedure by the General Partner shall mean and refer to the decision, determination, act, action, exercise or other procedure by the General Partner in its sole and absolute discretion.
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5See Amendment 1 to Partnership Agreement.

ARTICLE II

CONTINUATION
SECTION 2.1    Continuation. The Partners hereby continue the Partnership as a limited partnership under the Act and the Persons listed on the Partner Registry as Partners shall continue as Partners in the Partnership. The General Partner shall take all action required by law to perfect and maintain the Partnership as a limited partnership under the Act and under the laws of all other jurisdictions in which the Partnership may elect to conduct business, including but not limited to the filing of amendments to the Certificate with the Delaware Secretary of State, and qualification of the Partnership as a foreign limited partnership in the jurisdictions in which such qualification shall be required, as determined by the General Partner. The General Partner shall also promptly register the Partnership under applicable assumed or fictitious name statutes or similar laws.
SECTION 2.2    Name. The name of the Partnership is CORPORATE OFFICE PROPERTIES, L.P. The General Partner may adopt such assumed or fictitious names as it deems appropriate in connection with the qualifications and registrations referred to in Section 2.1.
SECTION 2.3    Place Of Business; Registered Office; Registered Agent. The principal office of the Partnership is located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046, which office may be changed to such other place as the General Partner may from time to time designate. The Partnership may establish offices for the Partnership within or without the State of Delaware as may be determined by the General Partner. The address of the Partnership’s initial registered office and the initial registered agent for the Partnership in the State of Delaware is The Corporation Trust Company, whose address is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Partnership’s registered office and agent may be changed by the General Partner.6
ARTICLE III
BUSINESS PURPOSE
SECTION 3.1    Business. The business of the Partnership shall be (i) conducting any business that may be lawfully conducted by a limited partnership pursuant to the Act including, without limitation, acquiring, owning, managing, developing, leasing, marketing, operating and, if and when appropriate, selling, commercial, industrial, office and net leased retail properties, (ii) entering into any partnership, joint venture or other relationship to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, (iii) making loans, guarantees, indemnities or other financial accommodations and borrowing money and pledging its assets to secure the repayment thereof, (iv) doing any of the foregoing with respect to any Affiliate or Subsidiary and (v) doing anything necessary or incidental
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6See Amendment 26 to Partnership Agreement.

to the foregoing; provided, however, that business of the Partnership shall be limited so as to permit the General Partner to elect and maintain its status as a REIT (unless the General Partner determines no longer to qualify as a REIT).
SECTION 3.2    Authorized Activities. In carrying out the purposes of the Partnership, but subject to all other provisions of this Agreement, the Partnership is authorized to engage in any kind of lawful activity, and perform and carry out contracts of any kind, necessary or advisable in connection with the accomplishment of the purposes and business of the Partnership described herein and for the protection and benefit of the Partnership; provided that the General Partner shall not be obligated to cause the Partnership to take, or refrain from taking, any action which, in the judgment of the General Partner, (i) could adversely affect the ability of the General Partner to qualify and continue to qualify as a REIT, (ii) could subject the General Partner to additional taxes under Code Section 857 or 4981 or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities.
ARTICLE IV
CAPITAL CONTRIBUTION
SECTION 4.1    Capital Contributions.
(A)    Upon the contribution to the Partnership of property in accordance with a Contribution Agreement, Partnership Units and/or Preferred Units shall be issued in accordance with, and as contemplated by, such Contribution Agreement, and the Persons receiving such Partnership Units and/or Preferred Units shall become Partners and shall be deemed to have made a Capital Contribution. The Partner Registry sets forth the number of Partnership Units and Preferred Units owned by each Partner. Except as set forth in Section 4.2 (regarding issuance of additional Partnership Units) or Section 7.8 (regarding withholding obligations) hereof, no Partner shall be required under any circumstances to contribute to the capital of the Partnership any amount beyond that sum required pursuant to this Article IV.
(B)    Anything in the foregoing Section 4.1(A) or elsewhere in this Agreement notwithstanding, the Partnership Units held by the General Partner shall, at all times, be deemed to be general partner interests in the Partnership and shall constitute the General Partner Interests.
SECTION 4.2    Additional Partnership Interests.
(A)    The Partnership may issue additional Limited Partner Interests in the form of Partnership Units or Preferred Units for any Partnership purpose at any time or from time to time to any Partner or other Person (other than the General Partner, except in accordance with Section 4.2(B) below).

(B)    The Partnership also may from time to time issue to the General Partner additional Partnership Interests in such classes and having such designations, preferences and relative rights (including preferences and rights senior to the existing relative Limited Partner Interests) as shall be determined by the General Partner in accordance with the Act and governing law. Except as provided in Article IX, any such issuance of Partnership Units, Preferred Units or Partnership Interests to the General Partner shall be conditioned upon (i) the undertaking by the General Partner of a related issuance of its shares of beneficial interest (with such shares having designations, rights and preferences such that the economic rights of the holders of such shares of beneficial interest are substantially similar to the rights of the additional Partnership Interests issued to the General Partner) and the General Partner making a Capital Contribution (a) in an amount equal to the net proceeds raised in the issuance of such shares of beneficial interest, in the event such shares of beneficial interest are sold for cash or cash equivalents or (b) of the property received in consideration for such shares of beneficial interest, in the event such shares of beneficial interest are issued in consideration for other property or (ii) the issuance by the General Partner of shares of beneficial interest under any stock option or bonus plan and the General Partner making a Capital Contribution in an amount equal to the exercise price of the option exercised pursuant to such stock option or other bonus plan.
(C)    Except as contemplated by Article IX (regarding redemptions) or Section 4.2(B), the General Partner shall not issue any (i) additional REIT Shares, (ii) rights, options or warrants containing the right to subscribe for or purchase REIT Shares (other than options granted under the General Partner’s Stock Option Plan for Non-Employee Directors, 1998 Long Term Incentive Plan, as amended or as may be amended, the Equity Incentive Plan, or any stock option or similar plan for officers, directors and employees of the General Partner or any of its Affiliates) or (iii) securities convertible or exchangeable into REIT Shares (collectively, “Additional REIT Securities”) other than to all holders of REIT Shares, pro rata, unless (x) the Partnership issues to the General Partner (i) Partnership Interests, (ii) rights, options or warrants containing the right to subscribe for or purchase Partnership Interests or (iii) securities convertible or exchangeable into Partnership Interests such that the General Partner receives an economic interest in the Partnership substantially similar to the economic interest in the General Partner represented by the Additional REIT Securities and (y) the General Partner contributes to the Partnership the net proceeds from, or the property received in consideration for, the issuance of the Additional REIT Securities and the exercise of any rights contained in any Additional REIT Securities.
(D)    On or about the date of the Twenty-Eighth Amendment to Second Amended and Restated Limited Partnership Agreement of the Partnership, the Partnership issued to the General Partner 1,666,083 Partnership Units, which issuance caused the number of Partnership Units held by the General Partner to equal the outstanding number of REIT Shares at the time of such issuance.7
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7See Amendment 28 to Partnership Agreement.

SECTION 4.3    No Third Party Beneficiaries. The provisions of this Agreement, including the foregoing provisions of this Article IV, are not intended to be for the benefit of any creditor of the Partnership or other Person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or any of the Partners and no such creditor or other Person shall obtain any right under any such provision against the Partnership or any of the Partners by reason of any debt, liability or obligation (or otherwise).
SECTION 4.4    Capital Accounts.
(A)    The Partnership shall establish and maintain a separate Capital Account for each Partner in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Partner shall be credited with:
(1)    the amount of all Capital Contributions made to the Partnership by such Partner in accordance with this Agreement; plus
(2)    all income and gain of the Partnership computed in accordance with this Section 4.4 and allocated to such Partner pursuant to Article V (including for purposes of this Section 4.4(A), income and gain exempt from tax); and shall be debited with the sum of:
(a)    all losses or deductions of the Partnership computed in accordance with this Section 4.4 and allocated to such Partner pursuant to Article V;
(b)    such Partner’s distributive share of expenditures of the Partnership described in Code Section 705(a)(2)(B); and
(c)    all cash and the Agreed Value (reduced to take into account the amount of any related indebtedness assumed by the Partner, or to which the distributed property is subject) of any property actually distributed or deemed distributed by the Partnership to such Partner pursuant to the terms of this Agreement.
Any reference in any section or subsection of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.
(B)    For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes, determined in accordance with Code Section 703(a), with the following adjustments:

(1)    any income, gain or loss attributable to the taxable disposition of any Partnership Asset shall be determined by treating the adjusted basis of such property as of the date of such disposition as equal to the Book Value of such property as of such date;
(2)    the computation of all items of income, gain, loss and deduction shall be made without regard to any Code Section 754 election that may be made by the Partnership, except to the extent required in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(m);
(3)    in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing Profit and Loss, there shall be taken into account Depreciation for such Fiscal Year; and
(4)    in the event the Book Value of any Partnership Asset is adjusted pursuant to Section 4.4(D) below, the amount of such adjustment shall be treated as gain or loss from the disposition of such asset.
(C)    Any transferee of a Partnership Interest shall succeed to a pro rata portion of the transferor’s Capital Account transferred.
(D)    Consistent with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f), (i) immediately prior to the acquisition of an additional Partnership Interest by any new or existing Partner in connection with the contribution of money or other property (other than a de minimis amount) to the Partnership, (ii) immediately prior to the distribution by the Partnership to a Partner of Partnership property (other than a de minimis amount) as consideration for a Partnership Interest, (iii) immediately prior to the liquidation of the Partnership as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(g), (iv) immediately prior to the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity or by a new partner acting in a Partner capacity or in anticipation of becoming a Partner (including the issuance of any Profit Interest Units), and (v) at such other times as permitted or required under Regulations, the Book Value of all Partnership Assets shall be revalued upward or downward to reflect the fair market value of each such Partnership Asset as determined by the General Partner using such reasonable method of valuation as it may adopt unless the General Partner shall determine that such revaluation is not necessary to maintain Capital Accounts in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).
(E)    The foregoing provisions of this Section 4.4 are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Partners’ Capital Accounts are computed hereunder in order to comply with such Treasury Regulations, the General Partner may make such modification if such modification is not likely to have a material effect on the amount or timing of any distribution to any Partner under the terms of this Agreement and the General Partner notifies the other Partners in writing of such modification prior to making such modification.
SECTION 4.5    Return Of Capital Account; Interest. Except as otherwise specifically provided in this Agreement, (i) no Partner shall have any right to withdraw or reduce its Capital Contributions or Capital Account, or to demand and receive property other than cash from the Partnership in return for its Capital Contributions or Capital Account; (ii) no Partner shall have any priority over any other Partners as to the return of its Capital Contributions or Capital Account; (iii) any return of Capital Contributions or Capital Accounts to the Partners shall be solely from the Partnership Assets, and no Partner shall be personally liable for any such return; and (iv) no interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.
SECTION 4.6    Preemptive Rights. No Person shall have any preemptive or similar rights with respect to the issuance or sale of additional Partnership Units or Preferred Units.
SECTION 4.7    Profit Interest Units.
(A)    Issuance of Profit Interest Units. The Partnership may from time to time issue Profit Interest Units to Persons who provide services to the Partnership or the General Partner, or any of their respective Subsidiaries, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.7 and the special provisions of Sections 4.8 and 5.1(C), Profit Interest Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, holders of Profit Interest Units shall be treated as Partnership Unit holders and Profit Interest Units shall be treated as Partnership Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between Profit Interest Units and Partnership Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:
(1)    If an Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to the Profit Interest Units to maintain a one-for-one conversion and economic equivalence ratio between Partnership Units and Profit Interest Units. If more than one Adjustment Event occurs within any given time period, the adjustment to the Profit Interest Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Partnership takes an action affecting the Partnership Units other than actions specifically defined as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the Profit Interest Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the Profit Interest Units, to the extent permitted by law and by any applicable Equity Incentive Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the Profit Interest Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each Profit Interest Unitholder setting forth the adjustment to his or her Profit Interest Units and the effective date of such adjustment; and
(2)    Subject to the provisions of Sections 5.3(B), and 5.8, the Profit Interest Unitholders shall, when, as and if distributions with respect to Partnership Units are authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per Profit Interest Unit equal to the distributions per Partnership Unit paid to holders of Partnership Units on such record date established by the General Partner with respect to such distribution. So long as any Profit Interest Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Partnership Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the Profit Interest Units.
(B)    Priority. Subject to the provisions of this Section 4.7 and the special provisions of Sections 4.8, 5.3(B), and 5.8, the Profit Interest Units shall rank pari passu with the Partnership Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Partnership Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the Profit Interest Units. Subject to the terms of any Profit Interest Award Certificate, a Profit Interest Unitholder shall be entitled to transfer his or her Profit Interest Units to the same extent, and subject to the same restrictions as holders of Partnership Units are entitled to transfer their Partnership Units pursuant to Article VIII.
(C)    Special Provisions. Profit Interest Units shall be subject to the following special provisions:
(1)    Profit Interest Award Certificates. Profit Interest Units may, in the sole discretion of the Board of Trustees of the General Partner (or any committee thereof delegated by the Board of Trustees), be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Profit Interest Award Certificate. The terms of any Profit Interest Award Certificate may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Profit Interest Award Certificate or by any applicable Equity Incentive Plan. Profit Interest Units that have vested under the terms of a Profit Interest Award Certificate are referred to as “Vested Profit Interest Units”; all other Profit Interest Units shall be treated as “Unvested Profit Interest Units.”
(2)    Repurchase, Forfeiture and Cancellation. Unless otherwise specified in the Profit Interest Award Certificate, upon the occurrence of any event specified in a Profit

Interest Award Certificate as resulting in either the right of the Partnership or the General Partner to repurchase Profit Interest Units at a specified purchase price or some other forfeiture of any Profit Interest Units, then if the Partnership or the General Partner exercises such right to repurchase or such forfeiture occurs in accordance with the applicable Profit Interest Award Certificate, the relevant Profit Interest Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Profit Interest Award Certificate, no consideration or other payment shall be due with respect to any Profit Interest Units that have been forfeited or cancelled, other than any distributions declared with respect to a record date established by the General Partner for a distribution pursuant to Section 5.3 prior to the effective date of the forfeiture or cancellation. In connection with any repurchase, forfeiture or cancellation of Profit Interest Units, the balance of the portion of the Capital Account of the Profit Interest Unitholder that is attributable to all of his or her Profit Interest Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 5.2(C) hereof, calculated with respect to the Profit Interest Unitholder’s remaining Profit Interest Units, if any.
(3)    Allocations. Profit Interest Unitholders shall be entitled to certain special allocations of gain under Section 5.2(C).  Profit Interest Units shall be allocated Profits and Losses, for any taxable year or portion of a taxable year occurring after such issuance and prior to the Distribution Participation Date for such Profit Interest Units, to the extent that the date of issuance and the Distribution Participation Date are not the same under the terms of the applicable Profit Interest Award Certificate, in amounts per Profit Interest Unit equal to the amounts allocated per Partnership Unit for the same period multiplied by the Profit Interest Unit Sharing Percentage for such Profit Interest Units.  Commencing with the portion of the taxable year of the Partnership that begins on the Distribution Participation Date established for any Profit Interest Units, such Profit Interest Units shall be allocated Profits and Losses in amounts per Profit Interest Unit equal to the amounts allocated per Partnership Unit.  The allocations provided by the preceding sentence shall be subject to Section 5.2(A) and Section 5.2(B) of the Agreement. The General Partner is authorized in its discretion to delay or accelerate the participation of the Profit Interest Units in allocations of Profits and Losses, or to adjust the allocations made after the Distribution Participation Date, so that the ratio of (i) the total amount of Profits or Losses allocated with respect to each Profit Interest Unit in the taxable year in which that Profit Interest Unit’s Distribution Participation Date falls, to (ii) the total amount distributed to that Profit Interest Unit with respect to such period, is equal to such ratio as computed for the Partnership Units held by the General Partner. In addition, the General Partner may, in its sole discretion, specially allocate net income or gain realized after the date a Profit Interest Unit was issued by the Partnership to such Profit Interest Unit to prevent Section 5.8 from reducing the amount distributed to such Profit Interest Unit.
(4)    Redemption. The redemption right provided to the holders of Partnership Units under Section 8.6 hereof shall not apply with respect to Profit Interest Units unless and until they are converted to Partnership Units as provided in clause (5) below and Section 4.8.
(5)    Conversion to Partnership Units. Vested Profit Interest Units are eligible to be converted into Partnership Units in accordance with Section 4.8.
(D)    Voting. Profit Interest Unitholders shall (a) have the same voting rights as the Limited Partners, with the Profit Interest Units voting as a single class with the Partnership Units and having one vote per Profit Interest Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any Profit Interest Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of a majority of the Profit Interest Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to Profit Interest Units so as to materially and adversely affect any right, privilege or voting power of the Profit Interest Units or the Profit Interest Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of all of Partnership Units (including the Partnership Units held by the General Partner); but subject, in any event, to the following provisions:
(1)    With respect to any Partnership Unit Transaction (as defined in Section 4.8(F) hereof), so long as the Profit Interest Units are treated in accordance with Section 4.8(F) hereof, the consummation of such Partnership Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Profit Interest Units or the Profit Interest Unitholders as such; and
(2)    Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest in accordance with the terms of this Agreement, including, without limitation, additional Partnership Units or Profit Interest Units, whether ranking senior to, junior to, or on a parity with the Profit Interest Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Profit Interest Units or the Profit Interest Unitholders as such.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Profit Interest Units shall have been converted into Partnership Units.
SECTION 4.8    Conversion of Profit Interest Units.
(A)    Automatic Conversion. Unless sooner converted pursuant to the following paragraphs of this Section 4.8, each Profit Interest Unit will convert automatically, without any action by the holder of such Profit Interest Unit, into one (1) fully paid and non-assessable Partnership Unit, giving effect to all adjustments (if any) made pursuant to Section 4.7 hereof, on the date on which both of the following conditions are satisfied with respect to such Profit Interest Unit: (i) such Profit Interest Unit becomes a Vested Profit Interest Unit, and (ii) Economic Capital

Account Balance attributable to such Profit Interest Unit becomes equal to the Partnership Unit Economic Balance.
(B)    Conversion Right.
(1)    To the extent a Profit Interest Unitholder’s Profit Interest Units have not automatically converted into Partnership Units pursuant to Section 4.8(A), such holder shall have the right (the “Profit Interest Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested Profit Interest Units into a number of fully paid and non-assessable Partnership Units, giving effect to all adjustments (if any) made pursuant to Section 4.7 hereof, equal to (x) the Economic Capital Account Balance of such Profit Interest Unitholder, to the extent attributable to its ownership of such Profit Interest Units being converted, divided by (y) the Partnership Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”); provided, however, that a holder may not exercise the Profit Interest Conversion Right for fewer than [five hundred (500)] Vested Profit Interest Units or, if such holder holds fewer than [five hundred (500)] Vested Profit Interest Units, all of the Vested Profit Interest Units held by such holder. Profit Interest Unitholders shall not have the right to convert Unvested Profit Interest Units into Partnership Units until they become Vested Profit Interest Units; provided, however, that when a Profit Interest Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested Profit Interest Units to become Vested Profit Interest Units, such Profit Interest Unitholder may give the Partnership a Profit Interest Conversion Notice conditioned upon and effective as of the time of vesting and such Profit Interest Conversion Notice, unless subsequently revoked by the Profit Interest Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested Profit Interest Units into Partnership Units. In all cases, the conversion of any Profit Interest Units into Partnership Units shall be subject to the conditions and procedures set forth in this Section 4.8.
(2)    In order to exercise his or her Profit Interest Conversion Right, a Profit Interest Unitholder shall deliver a notice (a “Profit Interest Conversion Notice”) in the form attached as EXHIBIT 4 to this Agreement to the Partnership (with a copy to the General Partner) not less than ten (10) nor more than sixty (60) days prior to a date (the “Profit Interest Conversion Date”) specified in such Profit Interest Conversion Notice; provided, however, that if the General Partner has not given to the Profit Interest Unitholders notice of a proposed or upcoming Partnership Unit Transaction (as defined in Section 4.8(F) hereof) at least thirty (30) days prior to the effective date of such Partnership Unit Transaction, then Profit Interest Unitholders shall have the right to deliver a Profit Interest Conversion Notice until the earlier of (x) the tenth day after such notice from the General Partner of a Partnership Unit Transaction or (y) the third business day immediately preceding the effective date of such Partnership Unit Transaction. A Profit Interest Conversion Notice shall be provided in the manner provided in Section 12.4. Each Profit

Interest Unitholder covenants and agrees with the Partnership that all Vested Profit Interest Units to be converted pursuant to this Section 4.8(B) shall be free and clear of all liens and encumbrances. Notwithstanding anything herein to the contrary, a holder of Profit Interest Units may deliver a Redemption Notice pursuant to Section 9.2 relating to those Partnership Units that will be issued to such holder upon conversion of such Profit Interest Units into Partnership Units in advance of the Profit Interest Conversion Date; provided, however, that the redemption of such Partnership Units by the Partnership shall in no event take place until after the Profit Interest Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Profit Interest Unitholder in a position where, if he or she so wishes, the Partnership Units into which his or her Vested Profit Interest Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume and perform the Partnership’s redemption obligation with respect to such Partnership Units under Section 9.2 hereof by delivering to such holder the Shares Payment rather than the Cash Payment, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested Profit Interest Units into Partnership Units. The General Partner and Profit Interest Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence. A Profit Interest Unitholder may give a Profit Interest Conversion Notice with respect to Unvested Profit Interest Units, provided that such Unvested Profit Interest Units become Vested Profit Interest Units on or prior to the Profit Interest Conversion Date.
(C)    Forced Profit Interest Conversion. To the extent a Profit Interest Unitholder’s Profit Interest Units have not automatically converted into Partnership Units pursuant to Section 4.8(A), the Partnership, at any time at the election of the General Partner, may cause any number of Vested Profit Interest Units held by a Profit Interest Unitholder to be converted (a “Forced Profit Interest Conversion”) into an equal number of fully paid and non-assessable Partnership Units, giving effect to all adjustments (if any) made pursuant to Section 4.7 equal to (x) the Economic Capital Account Balance of such Profit Interest Unitholder, to the extent attributable to its ownership of such Profit Interest Units being converted, divided by (y) the Partnership Unit Economic Balance, in each case as determined as of the effective date of conversion; provided, however, that the Partnership may not cause Forced Profit Interest Conversion of any Profit Interest Units that would not at the time be eligible for conversion at the option of such Profit Interest Unitholder pursuant to Section 4.8(B)(2). In order to exercise its right of Forced Profit Interest Conversion, the Partnership shall deliver a notice (a “Forced Profit Interest Conversion Notice”) in the form attached as EXHIBIT 5 to this Agreement to the applicable Profit Interest Unitholder not less than ten (10) nor more than sixty (60) days prior to the Profit Interest Conversion Date specified in such Forced Profit Interest Conversion Notice. A Forced Profit Interest Conversion Notice shall be provided in the manner provided in Section 12.4.
(D)    Completion of Conversion. A conversion of Vested Profit Interest Units pursuant to this Section 4.8 shall occur automatically after the close of business on the applicable Profit

Interest Conversion Date without any action on the part of such Profit Interest Unitholder, as of which time such Profit Interest Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Partnership Units issuable upon such conversion. After the conversion of Profit Interest Units as aforesaid, the Partnership shall deliver to such Profit Interest Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Units and remaining Profit Interest Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article VIII hereof may exercise the rights of such Limited Partner pursuant to this Section 4.8 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.
(E)    Impact of Conversions for Purposes of Section 5.2(C). For purposes of making future allocations under Section 5.2(C) hereof and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Profit Interest Unitholder that is treated as attributable to his or her Profit Interest Units shall be reduced, as of the date of conversion, by the product of the number of Profit Interest Units converted and the Partnership Unit Economic Balance.
(F)    Partnership Unit Transactions. If the Partnership or the General Partner shall be a party to any Partnership Unit Transaction, then the General Partner shall, immediately prior to the Partnership Unit Transaction, exercise its right to cause a Forced Profit Interest Conversion with respect to the maximum number of Profit Interest Units then eligible for conversion, taking into account any allocations that occur in connection with the Partnership Unit Transaction or that would occur in connection with the Partnership Unit Transaction if the assets of the Partnership were sold at the Partnership Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Partnership Unit Transaction (in which case the Profit Interest Conversion Date shall be the effective date of the Partnership Unit Transaction). In anticipation of such Forced Profit Interest Conversion and the consummation of the Partnership Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each Profit Interest Unitholder to be afforded the right to receive in connection with such Partnership Unit Transaction in consideration for the Partnership Units into which his or her Profit Interest Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Partnership Unit Transaction by a holder of the same number of Partnership Units, assuming such holder of Partnership Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Partnership Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Partnership Unit Transaction, prior to such Partnership Unit Transaction the General Partner shall give prompt written notice to each Profit Interest Unitholder of such election, and shall use commercially reasonable efforts to afford the Profit Interest Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Profit Interest Unit held by such holder into Partnership Units in connection with such Partnership Unit Transaction. If a Profit Interest Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Profit Interest Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Partnership Unit would receive if such Partnership Unit holder failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Profit Interest Award Certificate and any applicable Equity Incentive Plan, to the extent any Profit Interest Units are then outstanding, the Partnership shall use commercially reasonable efforts to cause the terms of any Partnership Unit Transaction to be consistent with the provisions of this Section 4.8(F) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Profit Interest Unitholders whose Profit Interest Units will not be converted into Partnership Units in connection with the Partnership Unit Transaction that will (i) contain provisions enabling the holders of Profit Interest Units that remain outstanding after such Partnership Unit Transaction to convert their Profit Interest Units into securities as comparable as reasonably possible under the circumstances to the Partnership Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the Profit Interest Unitholders.
ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS
SECTION 5.1    Limited Liability. For bookkeeping purposes, the Profits of the Partnership shall be shared, and the Losses of the Partnership shall be borne, by the Partners as provided in Section 5.2 below; provided, however, that except as required by the Act or as expressly provided in this Agreement, neither any Limited Partner (in its capacity as a Limited Partner) nor any Preferred Limited Partner (in its capacity as a Preferred Limited Partner) shall be personally liable for losses, costs, expenses, liabilities or obligations of the Partnership in excess of its Capital Contribution required under Article IV hereof.
SECTION 5.2    Profits, Losses And Distributive Shares.
(A)    Profits. After giving effect to the special allocations, if any, provided in Section 5.2(D) and (E), Profits in each Fiscal Year shall be allocated in the following order:
(1)    First, to the General Partner until the cumulative Profits allocated to the General Partner under this Section 5.2(A)(1) equal the cumulative Losses allocated to such Partner under Section 5.2(B)(4);
(2)    Second, to the Preferred Limited Partners in the proportion to the cumulative Losses allocated to such Partners under Section 5.2(B)(3), until the cumulative Profits allocated to such Partners under this Section 5.2(A)(2) equal the cumulative Losses allocated to such Partners under Section 5.2(B)(3);

(3)    Third, to each Partner in proportion to the cumulative Losses allocated to such Partner under Section 5.2(B)(2), until the cumulative Profits allocated to such Partner under this Section 5.2(A)(3) equal the cumulative Losses allocated to such Partner under Section 5.2(B)(2);
(4)    Fourth, to each Partner in proportion to the cumulative Losses allocated to such Partner under Section 5.2(B)(1), until the cumulative Profits allocated to such Partner under this Section 5.2(A)(4) equal the cumulative Losses allocated to such Partner under Section 5.2(B)(1);
(5)    Fifth, to the Preferred Limited Partners in an amount equal to the excess of (x) the Priority Return Amount for each Distribution Period or portion thereof that ends on or prior to the close of the Fiscal Year over (y) the cumulative Profits previously allocated under this Section 5.2(B)(5); and
(6)    Then, the balance, if any, to the Partners (other than the Preferred Limited Partners, with respect to their Preferred Units) in accordance with their respective Percentage Interests.
The allocation of Profits to any Preferred Limited Partner under Section 5.2(A)(5) shall be appropriately prorated in the case of Preferred Units that are outstanding for less than all of any Distribution Period.
(B)    Losses. After giving effect to the special allocations, if any, provided in Section 5.2(D) and (E), Losses in each Fiscal Year shall be allocated in the following order of priority:
(1)    First, to the Partners (other than the Preferred Limited Partners, with respect to their Preferred Units), in accordance with their respective Percentage Interests, but not in excess of the positive Capital Account balance of any Partner prior to the allocation provided for in this Section 5.2(B)(1);
(2)    Second, to the Partners (other than the Preferred Limited Partners, with respect to their Preferred Units) with positive Adjusted Capital Account balances prior to the allocation provided for in this Section 5.2(B)(2), in proportion to the amount of such balances until all such balances are reduced to zero;
(3)    Third, to the Preferred Limited Partners in proportion to their Adjusted Capital Account balances until their Adjusted Capital Accounts are reduced to zero; and
(4)    Thereafter, to the General Partner; provided, however, that this Section 5.2(B) shall control, notwithstanding any reallocation or adjustment of taxable income, loss or other items by the Internal Revenue Service or any other taxing authority.
(C)    Special Allocations Regarding Profit Interest Units. Notwithstanding the provisions of Section 5.2(A) and subject to the immediately following sentence, Liquidating Gains shall first be allocated to the Profit Interest Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of Profit Interest Units, are equal to (i) the Partnership Unit Economic Balance, multiplied by (ii) the number of their Profit Interest Units, plus the aggregate net amount of Profits and Losses allocated to such Profit Interest Units prior to the Distribution Participation Date with respect to such Profit Interest Units (such amount, the “Target Balance”); provided, however, that no such Liquidating Gains will be allocated with respect to any particular Profit Interest Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such Profit Interest Unit, exceed Liquidating Losses realized since the issuance of such Profit Interest Unit.  Liquidating Gains shall be allocated to the Profit Interest Unitholders pursuant to the preceding sentence (i) on a “first-in, first-out” basis with respect to Profit Interest Units issued on different dates and (ii) on an equal basis with respect to Profit Interest Units issued on the same date (i.e., Liquidating Gains shall be allocated first to the Profit Interest Units that were issued on the earliest date, and then with respect to such Profit Interest Units, equally among such Profit Interest Units). After giving effect to the special allocations set forth in Section 5.2(D), and notwithstanding the provisions of Sections 5.2(A) and 5.2(B) above, in the event that, due to distributions with respect to Partnership Units in which the Profit Interest Units do not participate or otherwise, the Economic Capital Account Balances of any present or former holder of Profit Interest Units, to the extent attributable to the holder’s ownership of Profit Interest Units, exceed the Target Balance, then Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity.  In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 5.2(C), Profits under Section 5.2(A)(6) and any Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. For this purpose, “Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets under Section 704(b) of the Code made pursuant to Section 5.2(F). “Liquidating Losses” means any net capital loss realized in connection with any such event.  The “Economic Capital Account Balances” of the Profit Interest Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of Profit Interest Units, plus the amount of their share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of Profit Interest Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.2(C), but prior to the realization of any Liquidating Gains.

Similarly, the “Partnership Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.2(C), but prior to the realization of any Liquidating Gains, divided by (ii) the number of the General Partner’s Partnership Units. Any such allocations shall be made among the Profit Interest Unitholders in proportion to the amounts required to be allocated to each under this Section 5.2(C). The parties agree that the intent of this Section 5.2(C) is to make the Capital Account balance associated with each Profit Interest Unit to be economically equivalent to the Capital Account balance associated with the General Partner’s Partnership Units (on a per-Unit basis), to the extent that Liquidating Gains are of a sufficient magnitude to do so upon a sale of all or substantially all of the assets of the Partnership, or upon an adjustment to the Partners’ Capital Accounts pursuant to Section 5.2(F). To the extent the Profit Interest Unitholders receive a distribution in excess of their Capital Accounts, such distribution will be a guaranteed payment under Section 707(c) of the Code.
(D)    Special Allocations. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:
(1)    Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any tax year or other period for which allocations are made, each Partner will be specially allocated items of Partnership income and gain for that tax year or other period (and, if necessary, subsequent periods) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain during such tax year or other period determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.2(D)(1) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith, including the exceptions to the minimum gain chargeback requirement set forth in Treasury Regulations Section 1.704-2(f) and -(3). If the General Partner concludes, after consultation with tax counsel, that the Partnership meets the requirements for a waiver of the minimum gain chargeback requirement as set forth in Treasury Regulations Section 1.704-2(f)(4), the General Partner may take steps reasonably necessary or appropriate in order to obtain such waiver.

(2)    Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section (other than Section 5.2(D)(1) which shall be applied before this Section 5.2(D)(2)), if there is a net decrease in Partner Minimum Gain during any tax year or other period for which allocations are made, each Partner with a share of Partner Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(5) shall be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This Section 5.2(D)(2) is intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith, including the exceptions set forth in Treasury Regulations Section 1.704-2(f)(2) and (3) to the extent such exceptions apply to Treasury Regulations Section 1.704-2(i)(4). If the General Partner concludes, after consultation with tax counsel, that the Partnership meets the requirements for a waiver of the Partner Minimum Gain chargeback requirement set forth in Treasury Regulations Section 1.704-2(f), but only to the extent such exception applies to Treasury Regulations Section 1.704-2(i)(4), the General Partner may take steps necessary or appropriate to obtain such waiver.
(3)    Qualified Income Offset. A Partner who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Partnership income and gain in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of the Partner as quickly as possible; provided that an allocation pursuant to this Section 5.2(D)(3) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(D)(3) were not contained in this Agreement.
(4)    Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Partners in proportion to their respective Partnership Interests in the Partnership.
(5)    Partner Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner who bears the economic risk of loss with respect to the liability to which the Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).
(6)    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).
(7)    Depreciation Recapture. In the event there is any recapture of Depreciation or investment tax credit, the allocation thereof shall be made among the Partners in the same proportion as the deduction for such Depreciation or investment tax credit was allocated.
(8)    Interest in Partnership. Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss (or item of Profit or Loss) will be made to a Partner if the allocation would not have “economic effect” under Treasury Regulations Section 1.704-1(b)(2)(ii)(a) or otherwise would not be in accordance with the Partner’s interest in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(3).
(9)    In the event that during any taxable year any Preferred Units are converted, pursuant to Section 9.8(A), into Partnership Units prior to a distribution having been made under Section 5.3(A) of an unpaid Priority Return Amount with respect to such Preferred Units, there shall be allocated to the Partner who held such converted Preferred Units items of loss and deduction in an amount equal to the excess of (a) allocations previously made with respect to such converted Preferred Units pursuant to Section 5.2(A)(5) over (b) the Priority Return Amount previously distributed or remaining to be distributed with respect to such converted Preferred Units pursuant to Sections 5.3(A), 9.8(A) and 9.8(B).
(E)    Curative Allocations. The allocations set forth in Section 5.2(D)(1) through (8) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is authorized to further allocate Profits, Losses, and other items among the Partners in a reasonable manner so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners under Section 5.3, but for application of the Regulatory Allocations. In general, the reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations to each Partner is zero. The General Partner may accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.
(F)    Tax Allocations.
(1)    Except as otherwise provided in Section 5.2(F)(2), each item of income, gain, loss and deduction shall be allocated for federal income tax purposes in the same manner as each correlative item of income, gain, loss or deduction is allocated for book purposes pursuant to the provisions of Section 5.2 hereof.
(2)    Notwithstanding anything to the contrary in this Article V, in an attempt to eliminate any Book-Tax Disparity with respect to a Contributed Property, items of income, gain, loss or deduction with respect to each such property shall be allocated for federal income tax purposes among the Partners as follows:
(a)    Depreciation, Amortization and Other Cost Recovery Items. In the case of each Contributed Property with a Book-Tax Disparity, any item of depreciation, amortization or other cost recovery allowance attributable to such property shall be allocated as follows: (x) first, to Partners (the “Non-Contributing Partners”) other than the Partners who contributed such property to the Partnership (or are deemed to have contributed the property pursuant to Section 4.1(A) (the “Contributing Partners”) in an amount up to the book allocation of such items made to the Non-Contributing Partners pursuant to Section 5.2 hereof, pro rata in proportion to the respective amount of book items so allocated to the Non-Contributing Partners pursuant to Section 5.2 hereof; and (y) any remaining depreciation, amortization or other cost recovery allowance to the Contributing Partners in proportion to their Percentage Interests. In no event shall the total depreciation, amortization or other cost recovery allowance allocated hereunder exceed the amount of the Partnership’s depreciation, amortization or other cost recovery allowance with respect to such property.
(b)    Gain or Loss on Disposition. In the event the Partnership sells or otherwise disposes of a Contributed Property with a Book-Tax Disparity, any gain or loss recognized by the Partnership in connection with such sale or other disposition shall be allocated among the Partners as follows: (x) first, any gain or loss shall be allocated to the Contributing Partners in proportion to their Percentage Interests to the extent required to eliminate any Book-Tax Disparity with respect to such property; and (y) any remaining gain or loss shall be allocated among the Partners in the same manner that the correlative items of book gain or loss are allocated among the Partners pursuant to Section 5.2 hereof.
(3)    In the event the Book Value of a Partnership Asset (including a Contributed Property) is adjusted pursuant to Section 4.4(D) hereof, and such asset has not been deemed contributed to a new partnership, with the contributing partnership then being liquidated pursuant to Code Section 708 subsequent thereto, all items of income, gain, loss or deduction in respect of such property shall be allocated for federal income tax purposes among the Partners in the same manner as provided in Section 5.2(F)(2) hereof to take into account any variation between the fair market value of the property, as determined by the General Partner using such reasonable method of valuation as it may adopt, and the Book Value of such property, both determined as of the date of such adjustment.
(4)    The General Partner shall have the authority to elect alternative methods to eliminate the Book-Tax Disparity with respect to one or more Contributed Properties, as permitted by Treasury Regulations Sections 1.704-3 and 1.704-3T, and such election shall be binding on all of the Partners.
(5)    The Partners hereby intend that the allocation of tax items pursuant to this Section 5.2(F) comply with the requirements of Code Section 704(c) and Treasury Regulations Sections 1.704-3 and 1.704-3T.
(6)    The allocation of items of income, gain, loss or deduction pursuant to this Section 5.2(E) are solely for federal, state and local income tax purposes, and the Capital Account balances of the Partners shall be adjusted solely for allocations of “book” items in respect of Partnership Assets pursuant to Section 5.2(A), (B), (C), (D), (E) and (G) hereof.
(G)    Other Allocation Rules. The following rules will apply to the calculation and allocation of Profits, Losses and other items:
(1)    Except as otherwise provided in this Agreement, all Profits, Losses and other items allocated to the Partners will be allocated among them in proportion to their Percentage Interests.
(2)    For purposes of determining the Profits, Losses or any other item allocable to any period, Profits, Losses and other items will be determined on a daily,

monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the related Treasury Regulations.
(3)    Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss and deduction, and other allocations not provided for in this Agreement will be divided among the Partners in the same proportions as they share Profits and Losses; provided that any credits shall be allocated in accordance with Treasury Regulations Section 1.704-1(b)(4)(ii).
(4)    For purposes of Treasury Regulations Section 1.752-3(a), the Partners hereby agree that any nonrecourse liabilities of the Partnership in excess of the sum of (i) the Partnership Minimum Gain and (ii) the aggregate amount of taxable gain that would be allocated to the Partners under Section 704(c) (or in the same manner as Section 704(c) in connection with a revaluation of Partnership property) if the Partnership disposed of (in a taxable transaction) all Partnership property subject to one or more nonrecourse liabilities of the Partnership in full satisfaction of such liabilities and for no other consideration, shall be allocated among the Partners in accordance with their respective shares of Profits. The General Partner shall have discretion in any Fiscal Year to allocate such excess nonrecourse liabilities among the Partners (a) in a manner reasonably consistent with allocations (that have substantial economic effect) of some other significant item of Partnership income or gain or (b) in accordance with the manner in which it is reasonably expected that the deductions attributable to the excess nonrecourse liabilities will be allocated.
(H)    Partner Acknowledgment. The Partners agree to be bound by the provisions of this Section 5.2 in reporting their shares of Partnership income, gain, loss, deduction and credit for income tax purposes.
(I)    Regulatory Compliance. The foregoing provisions of this Section 5.2 relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b), 1.704-2, 1.704-3 and 1.704-3T and shall be interpreted and applied in a manner consistent with such Treasury Regulations.
SECTION 5.3    Distributions.
(A)    Distributable Cash for each Fiscal Year shall be distributed in the following order of priority:
(1)    First, the General Partner shall cause the Partnership to distribute to the holder of each Preferred Unit an amount in cash equal to the cumulative undistributed Priority Return Amount on December 31, March 31, June 30 and

September 30 of each year, commencing on March 31, 1998 (or in the case of a Preferred Unit with an issuance date after March 31, 1998, on the first such distribution date following the applicable issuance date); provided that, if any such distribution date shall be a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is declared a national or New York State holiday (any of the foregoing, a “Non-business Day”), then such distribution shall be made on the next succeeding day which is not a Non-business Day. In any case in which a Preferred Unit is outstanding for less than all of one or more Distribution Periods, the amount distributable to the Preferred Limited Partner in respect of such Unit shall be appropriately adjusted on the basis of a 360-day year consisting of twelve 30-day months.
(2)    Second, except for distributions with respect to the Profit Interest Units, which distributions are provided in Sections 5.3(B), there shall be distributed with respect to each Partnership Unit an amount equal on a per Unit basis to the amount distributed (other than in REIT Shares) by the General Partner on its common shares during the Fiscal Year (other than a liquidating distribution), except that (i) the first distribution paid to a Limited Partner with respect to newly issued Partnership Units shall be prorated to reflect the actual portion of the Distribution Period for which the distribution is being paid during which such Partnership Units were outstanding, and (ii) the first distribution made to the General Partner with respect to Partnership Units newly issued to the General Partner pursuant to Section 4.2(B) hereof shall be pro rated to the same extent (if any) by which the first dividends payable on the REIT Shares newly issued by the General Partner are subject to proration. To the extent practicable, distributions under this paragraph shall be made at the same time as the dividend distributions made by the General Partner on its REIT Shares.
(3)    Third, there shall be distributed to each holder of a Limited Partner Interest (including, for clarity, each Profit Interest Unithholder) an amount equal to (x) the product of the taxable income and gain allocated to such holder for the Fiscal Year under Section 5.2(F) and the maximum federal income tax rate plus 7% reduced by (y) the distributions received by such holder under Sections 5.3(A)(2) and 5.3(B) during the Fiscal Year. To the extent practicable, distributions under this paragraph shall be made in sufficient time to permit Limited Partners to pay required installments of estimated tax and the final tax payment for the taxable year.
(B)    Commencing from the Distribution Participation Date established for any Profit Interest Units, for any quarterly or other period holders of such Profit Interest Units shall be entitled to receive, if, when and as regular cash distributions are authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Partnership Unit for the corresponding quarterly or other period (the “Profit Interest Distribution Amount”).  In addition, from and after the Distribution Participation Date, Profit Interest Units shall be entitled to receive, if, when and as non-liquidating special, extraordinary or other distributions are authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions payable on the Partnership Units which may be made from time to time.  Profit Interest Units shall also be entitled to receive, if, when and as distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership are authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the Partnership Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such Profit Interest Units to the extent attributable to the ownership of such Profit Interest Units.  Distributions on the Profit Interest Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of Profit Interest Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Partnership Units. Notwithstanding anything in the foregoing to the contrary, prior to the Distribution Participation Date with respect to a Profit Interest Unit, such Profit Interest Unit will only be entitled to receive such distributions, other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership, in an amount equal to the product of the Profit Interest Unit Sharing Percentage for such Profit Interest Unit and the amount otherwise distributable with respect to such Profit Interest Unit pursuant to this Section 5.3(B).
(C)    After giving effect to Sections 5.3(A), and 5.3(B), the General Partner shall have the authority to cause the Partnership to make other distributions from time to time as it determines, including without limitation, distributions that are sufficient to enable the General Partner to (i) maintain its status as a REIT, (ii) avoid the imposition of any tax under Code Section 857 and (iii) avoid the imposition of any excise tax under Code Section 4981.
(D)    Distributions pursuant to Section 5.3(C) shall be made pro rata among the Partners of record on the Record Date established by the General Partner for the distribution, in accordance with their respective Percentage Interests, without regard to the length of time the record holder has been such. Notwithstanding the foregoing, the General Partner may pro rate any distributions pursuant to Section 5.3(A)(2) appropriately in the case of Partnership Units that are outstanding for less than all of any Distribution Period.
(E)    The General Partner shall use its reasonable efforts to make distributions to the Partners so as to preclude any distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Partner under Section 707 of the Code or the Treasury Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Partner being so treated.
SECTION 5.4    Distributions Upon Liquidation. Notwithstanding any other provision hereof, proceeds of a Terminating Capital Transaction and other distributions following dissolution of the Partnership shall be distributed to the Partners in accordance with Section 10.2.
SECTION 5.5    Amounts Withheld. All amounts withheld pursuant to the Code or any provision of state or local tax law and Section 7.8 of this Agreement with respect to any allocation, payment or distribution to the General Partner, the Preferred Limited Partners, the Limited Partners or Assignees shall be treated as amounts distributed to such General Partner, the Preferred Limited Partners, the Limited Partners or Assignees, as applicable, pursuant to Section 5.3 of this Agreement.
SECTION 5.6    Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to a Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the Act or other applicable law.
SECTION 5.7    Preferred Limited Partner Priority. Allocations and distributions in connection with this Article V to Preferred Limited Partners holding Senior Preferred Units and/or Junior Preferred Units shall be made first to Preferred Limited Partners with respect to classes or series of Preferred Units which are Senior Preferred Units, and thereafter to Preferred Limited Partners with respect to classes or series of Preferred Units which are Junior Preferred Units. After distribution of all accrued but unpaid Priority Return Amounts, the Preferred Limited Partner shall be entitled to no further payment under Article V of the Agreement with respect to such Preferred Unit.
SECTION 5.8    Profit Interest Units Intended to Qualify as Profits Interest. Distributions made pursuant to Section 5.3 shall be adjusted as necessary to ensure that the amount apportioned to each Profit Interest Unit does not exceed the amount attributable to items of Partnership income or gain realized after the date such Profit Interest Unit was issued by the Partnership.  If distributions are reduced in accordance with the preceding sentence for a taxable year due to insufficient net income or gain for such year, distributions shall be made up in subsequent taxable years when there is sufficient net income or gain. The intent of this Section 5.8 is to ensure that any Profit Interest Units issued after the date of this Agreement qualify as “profits interests” under Revenue Procedure

93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this Section 5.8 shall be interpreted and applied consistently therewith. The General Partner at its discretion may amend this Section 5.8 to ensure that any Profit Interest Units granted after the date of this Agreement will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).

ARTICLE VI
PARTNERSHIP MANAGEMENT
SECTION 6.1    Management And Control Of Partnership Business.
(A)    Except as otherwise expressly provided or limited by the provisions of this Agreement, the General Partner shall have full, exclusive and complete discretion to manage the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such action as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. Except as set forth in this Agreement, neither the Limited Partners nor the Preferred Limited Partners shall have any authority, right, or power to bind the Partnership, or to manage, or to participate in the management of the business and affairs of the Partnership in any manner whatsoever. Such management shall in every respect be the full and complete responsibility of the General Partner alone as herein provided.
(B)    In carrying out the purposes of the Partnership, the General Partner shall be authorized to take all actions it deems necessary and appropriate to carry on the business of the Partnership. The Limited Partners and the Preferred Limited Partners, by execution hereof, agree that the General Partner is authorized to execute, deliver and perform any agreement and/or transaction on behalf of the Partnership, without their further Consent, unless this Agreement expressly provides otherwise.
(C)    The General Partner and its Affiliates may acquire Limited Partner Interests or Preferred Units from Limited Partners or Preferred Limited Partners who agree so to Transfer Limited Partner Interests or Preferred Units acquired from the Partnership in accordance with Section 4.2(A). Any Limited Partner Interest or Preferred Limited Partner Interest acquired by the General Partner shall be automatically converted into a General Partner Interest. Upon acquisition of any Limited Partner Interest or Preferred Limited Partner Interest by an Affiliate of the General Partner, such Affiliate shall have all the rights of a Limited Partner or Preferred Limited Partner, as the case may be.

SECTION 6.2    No Management by Limited Partners; Limitation of Liability. Neither the Limited Partners, in their capacity as Limited Partners, nor the Preferred Limited Partners, in their capacity as Preferred Limited Partners, shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership or have any right, power, or authority to act for or on behalf of or to bind the Partnership or transact any business in the name of the Partnership. Neither the Limited Partners, in their capacity as Limited Partners, nor the Preferred Limited Partners, in their capacity as Preferred Limited Partners, shall have any rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. Any approvals rendered or withheld by the Limited Partners or the Preferred Limited Partners pursuant to this Agreement shall be deemed as consultation with or advice to the General Partner in connection with the business of the Partnership and, in accordance with the Act, shall not be deemed as participation by the Limited Partners or the Preferred Limited Partners in the business of the Partnership and are not intended to create any inference that the Limited Partners or the Preferred Limited Partners should be classified as general partners under the Act.
(A)    Neither any Limited Partner nor any Preferred Limited Partner shall have any liability under this Agreement except with respect to withholding under Section [1446] of the Code, in connection with any express provision of this Agreement by such Limited Partner or Preferred Limited Partner or as provided in the Act.
(B)    The General Partner shall not take any action which would subject a Limited Partner (in its capacity as Limited Partner) or a Preferred Limited Partner (in its capacity as a Preferred Limited Partner) to liability as a general partner.
(C)    No Partner shall take any action that would result in the Partnership being treated as an association taxable as a corporation, or as a corporation, for federal income tax purposes.
SECTION 6.3    Limitations on Partners. No Partner or Affiliate of a Partner shall have any authority to perform (i) any act in violation of any applicable law or regulation thereunder, (ii) any act prohibited by Section 6.2(C), or (iii) any act which is required to be Consented to or ratified pursuant to this Agreement without such Consent or ratification.
(A)    No action shall be taken by a Partner if it would cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes or, without the Consent of the General Partner, as a publicly traded partnership within the meaning of Section 7704 of the Code. A determination of whether such action will have the above-described effect shall be based upon a declaratory judgment or similar relief obtained from a court of competent jurisdiction, a favorable ruling from the IRS or the receipt of a written opinion of counsel.

SECTION 6.4    Business With Affiliates. The General Partner, in its discretion, may cause the Partnership to transact business with any Partner or its Affiliates for goods or services reasonably required in the conduct of the Partnership’s business; provided that any such transaction shall be effected only on terms competitive with those that may be obtained in the marketplace from unaffiliated Persons. The foregoing proviso shall not apply to transactions between the Partnership and its Subsidiaries. In addition, neither the General Partner nor any Affiliate of the General Partner may sell, transfer or otherwise convey any property to, or purchase any property from, the Partnership, except (i) on terms competitive with those that may be obtained in the marketplace from unaffiliated Persons or (ii) where the General Partner determines, in its sole judgment, that such sale, transfer or conveyance confers benefits on the General Partner or the Partnership in respect of matters of tax or corporate or financial structure; provided, in the case of this clause (ii), such sale, transfer or conveyance is not being effected for the purpose of materially disadvantaging the Limited Partners.
(A)    In furtherance of Section 6.4(A), the Partnership may lend or contribute to its Subsidiaries on terms and conditions established by the General Partner.
SECTION 6.5    Compensation; Reimbursement of Expenses. In consideration for the General Partner’s services to the Partnership in its capacity as General Partner, the Partnership shall pay on behalf of or reimburse to the General Partner all expenses of the General Partner incurred in connection with the management of the business and affairs of the Partnership, including all employee compensation of employees of the General Partner related to services performed for the Partnership and indemnity or other payments made pursuant to agreements entered into in furtherance of the Partnership’s business. Except as otherwise set forth in this Agreement, the General Partner shall be fully and entirely reimbursed by the Partnership for any and all direct and indirect costs and expenses incurred in connection with the formation and continuation of the Partnership pursuant to this Agreement. In addition, the General Partner shall be reimbursed by the Partnership for all expenses incurred by the General Partner in connection with issuance of additional Partnership Interests.
SECTION 6.6    Liability for Acts and Omissions. The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the other Partners for any act or omission performed or omitted in good faith on behalf of the Partnership and in a manner reasonably believed to be (i) within the scope of the authority granted by this Agreement and (ii) in the best interests of the Partnership or the shareholders of the General Partner. In exercising its authority hereunder, the General Partner may, but shall not be under any obligation to, take into account the tax consequences to any Partner of any action it undertakes on behalf of the Partnership. Neither the General Partner nor the Partnership shall have any liability as a result of any income tax liability incurred by a Partner as a result of any action or inaction of the General Partner hereunder in good faith and, by their execution of this Agreement, the Limited Partners and the Preferred Limited Partners acknowledge the foregoing.

(A)    Unless otherwise prohibited hereunder, the General Partner shall be entitled to exercise any of the powers granted to it and perform any of the duties required of it under this Agreement directly or through any agent. The General Partner shall not be responsible for any misconduct or negligence on the part of any agent; provided that the General Partner selected or appointed such agent in good faith.
(B)    The General Partner acknowledges that it owes fiduciary duties both to its shareholders and to the Limited Partners and the Preferred Limited Partners and it shall use its reasonable efforts to discharge such duties to each; provided, however, that in the event of a conflict between the interests of the shareholders of the General Partner and the interests of the Limited Partners or the Preferred Limited Partners, the Limited Partners and the Preferred Limited Partners agree that the General Partner shall discharge its fiduciary duties to the Limited Partners and the Preferred Limited Partners by acting in the best interests of the General Partner’s shareholders. Nothing contained in the preceding sentence shall be construed as entitling the General Partner to realize any profit or gain from any transaction between the General Partner and the Partnership (except in connection with a distribution in accordance with this Agreement), including from the lending of money by the General Partner to the Partnership or the contribution of property by the General Partner to the Partnership, it being understood that in any such transaction the General Partner shall be entitled to cost recovery only.
The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner.
SECTION 6.7    Indemnification. The Partnership shall indemnify the General Partner and each director, officer and shareholder of the General Partner and each Person (including any Affiliate) designated as an agent by the General Partner in its reasonable discretion (each, an “Indemnified Party”) to the fullest extent permitted under the Act (including any procedures set forth therein regarding advancement of expenses to such Indemnified Party) from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys’ fees), judgments, fines, settlements and any other amounts out of or in connection with any claims, demands, actions, suits or proceedings (civil, criminal or administrative) relating to or resulting (directly or indirectly) from the operations of the Partnership, in which such Indemnified Party becomes involved, or reasonably believes it may become involved, as a result of the capacity referred to above.
(A)    The Partnership shall have the authority to purchase and maintain such insurance policies on behalf of the Indemnified Parties as the General Partner shall determine, which policies may cover those liabilities the General Partner reasonably believes may be incurred by an Indemnified Party in connection with the operation of the business of the Partnership. The right to procure such insurance on behalf of the Indemnified Parties shall in no way mitigate or otherwise affect the right of any such Indemnified Party to indemnification pursuant to Section 6.7(A) hereof.
(B)    The provisions of this Section 6.7 are for the benefit of the Indemnified Parties, their heirs, executors, guardians, conservators, successors, assigns and administrators and shall not be deemed to create any rights in or benefit to any other Person.
ARTICLE VII
ADMINISTRATIVE, FINANCIAL AND TAX MATTERS
SECTION 7.1    Books and Records. The General Partner shall maintain at the office of the Partnership full and accurate books of the Partnership showing all receipts and expenditures, assets and liabilities, profits and losses, names and current addresses of Partners, and all other records necessary for recording the Partnership’s business and affairs. Each Limited Partner and Preferred Limited Partner shall have, upon written demand and at such Limited Partner’s or Preferred Limited Partner’s expense, as the case may be, the right to receive true and complete information regarding Partnership matters to the extent required (and subject to the limitations) under Delaware law.
SECTION 7.2    Annual Audit and Accounting. The books and records of the Partnership shall be kept for financial and tax reporting purposes on the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”). The accounts of the Partnership shall be audited annually by a nationally recognized accounting firm of independent public accountants selected by the General Partner (the “Independent Accountants”).
SECTION 7.3    Partnership Funds. The General Partner shall have responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its direct or indirect possession or control. All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may from time to time determine.
SECTION 7.4    Reports and Notices. The General Partner shall provide all Partners with the following reports no later than the dates indicated or as soon thereafter as circumstances permit:
(A)    By March 31 of each year, IRS Form 1065 and Schedule K-1, or similar forms as may be required by the IRS, stating each Partner’s allocable share of income, gain, loss, deduction or credit for the prior Fiscal Year;
(B)    Within ninety (90) days after the end of each of the first three (3) fiscal quarters, as of the last day of the fiscal quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner if such statements are prepared on a consolidated basis with the General Partner, and such other information as may be legally required or determined to be appropriate by the General Partner; and
(C)    Within one hundred twenty (120) days after the end of each Fiscal Year, as of the close of the Fiscal Year, an annual report containing audited financial statements of the Partnership, or of the General Partner if such statements are prepared on a consolidated basis with the General Partner, presented in accordance with GAAP and certified by the Independent Accountants.
SECTION 7.5    Tax Audits.
(A)    General. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes pursuant to Section 6231(a)(7) of the Code under the Current Partnership Audit Rules and the “partnership representative” pursuant to Section 6223(a) of the Code under the 2015 Budget Act Partnership Audit Rules. The partnership representative shall have the authority to designate from time to time a “designated individual” to act on behalf of the partnership representative, and such designated individual shall be subject to replacement by the partnership representative in accordance with Section 301.6223-1 of the Treasury Regulations. The designated individual will act only as directed by the partnership representative. So long as Section 6230(e) of the Current Partnership Audit Rules is in effect, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the General Partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees. The tax matters partner or partnership representative, as applicable, shall deliver to the Limited Partners and Preferred Limited Partners within ten (10) business days of the receipt thereof a copy of any notice or other communication with respect to the Partnership received from the IRS (or other governmental tax authority), or any court, in each case with respect to any administrative or judicial proceeding involving the Partnership. The Partners agree to cooperate with each other in connection with the conduct of all proceedings pursuant to this Section 7.5(A).
(B)    Powers. The General Partner is authorized, but not required (and the Partners hereby consent to the tax matters partner, the partnership representative and the designated individual, as relevant, taking the following actions):
(1)    to elect out of the 2015 Budget Act Partnership Audit Rules, if available;
(2)    to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the General Partner may expressly state that such agreement shall bind the Partnership and all Partners, except that, so long as the Current Partnership Audit Rules are in effect, such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations under the Current Partnership Audit Rules) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Current Partnership Audit Rules) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Current Partnership Audit Rules);
(3)    in the event that a notice of a final administrative adjustment assessed by the IRS or any other tax authority, at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the General Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;
(4)    to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(5)    to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(6)    to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and
(7)    to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations, including, without limitation, the following actions to the extent that the 2015 Budget Act Partnership Audit Rules apply to the Partnership and its current or former Partners:
(a)    electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code, as included in the 2015 Budget

Act Partnership Audit Rules, apply to the Partnership and its current or former Partners; and
(b)    for Partnership level assessments under Section 6225 of the Code, as included in the 2015 Budget Act Partnership Audit Rules, determining apportionment of responsibility for payment among the current or former Partners, setting aside reserves from available funds of the Partnership, withholding of distributions to the Partners, and requiring current or former Partners to make cash payments to the Partnership for their share of the Partnership level assessments; and
(8)    to take any other action required or permitted by the Code and Regulations in connection with its role as the tax matters partner, the partnership representative and designative individual, as relevant.
The taking of any action and the incurring of any expense by the General Partner in connection with any such audit or proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the General Partner and the provisions relating to indemnification of the General Partner set forth in Section 6.7 of this Agreement shall be fully applicable to the tax matters partner, the partnership representative and the designated individual, as relevant, in its capacity as such. In addition, the General Partner shall be entitled to indemnification set forth in Section 6.7 for any liability for tax imposed on the Partnership under the 2015 Budget Act Partnership Audit Rules that is collected from the General Partner.
The current and former Partners agree to reasonably cooperate with the General Partner and to do or refrain from doing any or all things reasonably requested by the General Partner in connection with such audit or proceeding. To the extent that the 2015 Budget Act Partnership Audit Rules apply to the Partnership and its current or former Partners, the current and former Partners agree to provide any information and documentation reasonably requested by the partnership representative and designated individual in connection with the 2015 Budget Act Partnership Audit Rules (and if applicable, with certifications as to the filing of the initial and amended tax returns), including, but not limited to, the following:
(1)    information and documentation to determine and prove eligibility of the Partnership to elect out of the 2015 Budget Act Partnership Audit Rules;
(2)    information and documentation to reduce the Partnership level assessment consistent with Section 6225(c) of the Code, as included in the 2015 Budget Act Partnership Audit Rules; and

(3)    information and documentation to prove payment of the attributable liability under Section 6226 of the Code, as included in the 2015 Budget Act Partnership Audit Rules.
In addition to the foregoing, and notwithstanding any other provision of this Agreement, including, without limitation, Section 11.1 of this Agreement, the General Partner is authorized (without any requirement of the consent or approval of any other Partners) to make all such amendments to this Section 7.5 as it shall determine, in its sole judgment, to be necessary, desirable or appropriate to implement the 2015 Budget Act Partnership Audit Rules and any regulations, procedures, rulings, notices, or other administrative interpretations thereof promulgated by the U.S. Treasury Department.
(C)    Reimbursement. The tax matters partner, the partnership representative and the designated individual shall receive no compensation for their services. All third-party costs and expenses incurred by the tax matters partner, the partnership representative and the designated individual in performing their respective duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting and/or law firm to assist the tax matters partner, the partnership representative and the designated individual in discharging their respective duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable
(D)    Survival. The obligations of each Partner under this Section 7.5 shall survive the termination, dissolution, liquidation and winding up of the Partnership and such Partner’s withdrawal from the Partnership or the transfer of such Partner’s interest in the Partnership, and each Partner agrees to execute such documentation requested by the Partnership at the time of such Partner’s withdrawal from the Partnership or the transfer of such Partner’s interest in the Partnership to acknowledge and confirm such Partner’s continuing obligations under this Section 7.5.
SECTION 7.6    Tax Returns. The General Partner shall cause to be prepared all federal, state and local income tax returns required of the Partnership at the Partnership’s expense.
SECTION 7.7    Tax Elections. Except as set forth herein, the General Partner shall determine whether to make (and, if necessary, revoke) any tax election available to the Partnership under the Code or any state tax law; provided, however, upon the request of any Partner, the General Partner shall make the election under Code Section 754 and the Treasury Regulations promulgated thereunder. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership in accordance with the provisions of Code Section 709.
SECTION 7.8    Withholding. Each Partner hereby authorizes the Partnership to withhold from or pay to any taxing authority on behalf of such Partner any tax that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner. Any amount paid to any taxing authority which does not constitute a reduction in the amount otherwise distributable to such Partner shall be treated as a loan from the Partnership to such Partner, which loan shall bear interest at the “prime rate” as published from time to time in THE WALL STREET JOURNAL plus two (2) percentage points, and shall be repaid within ten (10) business days after request for repayment from the General Partner. The obligation to repay any such loan shall be secured by such Partner’s Partnership Interest and each Partner hereby grants the Partnership a security interest in his Partnership Interest for the purposes set forth in this Section 7.8, this Section 7.8 being intended to serve as a security agreement for purposes of the Uniform Commercial Code with the Partnership having in respect hereof all of the remedies of a secured party under the Uniform Commercial Code. Each Partner agrees to take such reasonable actions as the General Partner may request to perfect and continue the perfection of the security interest granted hereby. In the event any Partner fails to repay any deemed loan pursuant to this Section 7.8, the Partnership shall be entitled to avail itself of any rights and remedies it may have. Furthermore, upon the expiration of ten (10) business days after demand for payment, the General Partner shall have the right, but not the obligation, to make the payment to the Partnership on behalf of the defaulting Partner and thereupon be subrogated to the rights of the Partnership with respect to such defaulting Partner.
ARTICLE VIII
TRANSFER OF PARTNERSHIP INTERESTS; ADMISSION OF PARTNERS
SECTION 8.1    Transfer by General Partner. The General Partner may not voluntarily withdraw or, except as provided in Section 8.2, Transfer all or any portion of its General Partner Interest. Notwithstanding the foregoing, the General Partner may pledge its General Partner Interest in furtherance of the Partnership’s business (including, without limitation, in connection with a loan agreement under which the Partnership is a borrower) without the Consent of any Partner.
SECTION 8.2    Obligations of a Prior General Partner. Upon an Involuntary Withdrawal of the General Partner, the General Partner’s Interest may be transferred to a successor with the Consent of the holders of a majority of each of the Partnership Units and the Preferred Units, voting separately. The transferring General Partner shall (i) remain liable for all obligations and liabilities (other than Partnership liabilities payable solely from Partnership Assets) incurred by it as General Partner before the effective date of such event and (ii) pay all costs associated with the admission of its Successor General Partner. However, such General Partner shall be free of and held harmless by the Partnership against any obligation or liability incurred on account of the activities of the Partnership from and after the effective date of such event, except as provided in this Agreement.
SECTION 8.3    Successor General Partner. A successor to all of a General Partner’s General Partner Interest who has been approved in accordance with Section 8.2 shall be admitted as the Successor General Partner, effective immediately prior to the Transfer. Any such Successor shall carry on the business of the Partnership without dissolution. In addition, the following conditions must be satisfied:
(A)    The Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner;
(B)    An amendment to this Agreement evidencing the admission of such Person as a General Partner shall have been executed by all General Partners and an amendment to the Certificate shall have been filed as required by the Act; and
(C)    Any Consent required under Section 11.1(A) hereof shall have been obtained.
SECTION 8.4    Restrictions on Transfer and Withdrawal by Limited Partner.
(A)    Subject to the provisions of Section 8.4(D), no Limited Partner or Preferred Limited Partner may Transfer all or any portion of its Partnership Interest without first obtaining the Consent of the General Partner, which Consent may be granted or withheld in the sole and absolute discretion of the General Partner. Any such purported Transfer undertaken without such Consent shall be considered to be null and void ab initio and shall not be given effect.
(B)    No Limited Partner or Preferred Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (A) above or clause (D) below or a Transfer pursuant to clause (C) below) of all of such Limited Partner’s Partnership Units or such Preferred Limited Partner’s Preferred Units pursuant to this Article VIII or pursuant to a redemption or exchange of all of such Limited Partner’s or Preferred Limited Partner’s Partnership Units pursuant to Article IX. Upon the permitted Transfer or redemption of all of a Limited Partner’s or Preferred Limited Partner’s Partnership Interests, such Limited Partner or Preferred Limited Partner shall cease to be a Limited Partner or Preferred Limited Partner, as the case may be.
(C)    Upon the Involuntary Withdrawal of any Limited Partner or Preferred Limited Partner (which shall under no circumstance in and of itself cause the dissolution of the Partnership), the executor, administrator, trustee, guardian, receiver or conservator of such Limited Partner’s or Preferred Limited Partner’s estate shall become a Substituted Limited Partner or Substituted Preferred Limited Partner upon compliance with the provisions of Section 8.5(A)(1)-(3).
(D)    Subject to clause (E) below, a Limited Partner or Preferred Limited Partner may Transfer, with the Consent of the General Partner, all or a portion of such Limited Partner’s or Preferred Limited Partner’s Partnership Interests to (a) a parent or parents, spouse, natural or adopted descendant or brother or sister, or a trust created by such Limited Partner or Preferred Limited Partner for the benefit of such Limited Partner or Preferred Limited Partner and/or any such Person(s), of which trust such Limited Partner or Preferred Limited Partner or any such Person(s) is a trustee, (b) a corporation controlled by a Person or Persons named in (a) above, (c) if the Limited Partner or Preferred Limited Partner is an entity, its beneficial owners, or (d) a family limited partnership comprised of members of the family of a Limited Partner or a Preferred Limited Partner, and the General Partner shall grant its Consent to any Transfer pursuant to this Section 8.4(D) unless such Transfer, in the reasonable judgment of the General Partner, would cause (or have the potential to cause) the General Partner to fail to qualify for taxation as a REIT, in which case the General Partner shall have the sole and absolute discretion to refuse to permit such Transfer, and any purported Transfer in violation of this Section 8.4(D) shall be null and void ab initio and shall not be given effect.
(E)    No Transfer of Limited Partnership Interests or Preferred Limited Partner Partnership Interests shall be made if such Transfer would (i) in the opinion of Partnership counsel, cause the Partnership to be treated as an association taxable as a corporation (rather than a partnership) for federal income tax purposes; (ii) be effected through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Treasury Regulations thereunder; (iii) in the opinion of Partnership counsel, violate the provisions of applicable securities laws; (iv) violate the terms of (or result in a default or acceleration under) any law, rule, regulation, agreement or commitment binding on the Partnership; (v) cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code); (vi) in the opinion of counsel to the Partnership, cause any portion of the underlying assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; or (vii) result in a deemed distribution to any Partner attributable to a failure to meet the requirements of Treasury Regulations Section 1.752-2(d)(1), unless such Partner consents thereto.
(F)    Prior to the consummation of any Transfer under this Section 8.4, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.
SECTION 8.5    Substituted Limited Partner.
(A)    No transferee shall become a Substituted Limited Partner or Substituted Preferred Limited Partner in place of its assignor unless and until the following conditions have been satisfied:

(1)    The assignor and transferee file a Notice or other evidence of Transfer and such other information reasonably required by the General Partner, including, without limitation, names, addresses and telephone numbers of the assignor and transferee;
(2)    The transferee executes, adopts and acknowledges this Agreement, or a counterpart hereto, and such other documents as may be reasonably requested by the General Partner, including without limitation, all documents necessary to comply with applicable tax and/or securities rules and regulations; and
(3)    The assignor or transferee pays all costs and fees incurred or charged by the Partnership to effect the Transfer and substitution.
(B)    If a transferee of a Limited Partner or Preferred Limited Partner does not become a Substituted Limited Partner or Substituted Preferred Limited Partner pursuant to Section 8.5(A), such transferee shall be an Assignee and shall not have any rights to require any information on account of the Partnership’s business, to inspect the Partnership’s books or to vote or otherwise take part in the affairs of the Partnership (such Partnership Interests being deemed to have been voted in the same proportion as all other Partnership Interests held by Limited Partners or Preferred Limited Partners, as the case may be, have been voted). Such Assignee shall be entitled, however, to all the rights of an assignee of a limited partner interest under the Act. Any Assignee wishing to Transfer the Partnership Units acquired shall be subject to the restrictions set forth in this Article VIII.
SECTION 8.6    Effect of Transfers. Upon any Transfer of a Partnership Interest in accordance with this Article VIII or redemption of a Partnership Interest in accordance with Article IX, the Partnership shall allocate all items of Profit and Loss between the assignor and the transferee in accordance with Section 5.2(F)(2) hereof. The assignor shall have the right to receive all distributions as to which the Record Date precedes the date of Transfer and the transferee shall have the right to receive all distributions thereafter.8
SECTION 8.7    Additional Limited Partners. Other than in accordance with the transactions specified in the Contribution Agreements, after the execution of the First Amended and Restated Partnership Agreement and the admission to the Partnership of the Initial Limited Partners, any Person making a Capital Contribution to the Partnership in accordance herewith shall be admitted as an Additional Limited Partner or Additional Preferred Limited Partner only (i) with the Consent of the General Partner and (ii) upon execution, adoption and acknowledgment of this Agreement, or a counterpart hereto, and such other documents as may be reasonably requested by the General Partner, including, without limitation, the power of attorney required under Section 12.3. Upon
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8See Amendment 26 to Partnership Agreement.

satisfaction of the foregoing requirements, such Person shall be admitted as an Additional Limited Partner or Additional Preferred Limited Partner effective on the date upon which the name of such Person is recorded on the books of the Partnership.
SECTION 8.8    Amendment of Agreement and Certificate. Upon any admission of a Person as a Partner to the Partnership, the General Partner shall make any necessary amendment to this Agreement to reflect such admission and, if required by the Act, to cause to be filed an amendment to the Certificate.
SECTION 8.9    Pledges. No Limited Partner or Preferred Limited Partner may pledge, mortgage, hypothecate or encumber any Limited Partnership Interest or Preferred Limited Partner Partnership Interest, without first obtaining the Consent of the General Partner, which Consent may be granted or withheld in the sole and absolute discretion of the General Partner. Any such purported pledge, mortgage, hypothecation or encumbrance undertaken without such Consent shall be considered null and void ab initio and shall not be given effect.
ARTICLE IX
REDEMPTION AND CONVERSION
SECTION 9.1    Right of Redemption.
(A)    Subject to compliance with (v) the Act, (w) the terms and conditions of the REIT Charter, (x) all requirements under the Code applicable to real estate investment trusts, (y) Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or any other law as in effect from time to time and (z) any applicable rule or policy of any stock exchange or self-regulatory organization (a “Redemption Restriction”), except if prohibited by other contractual obligations, each Redeeming Party shall have the right to redeem its Partnership Units by providing the General Partner with a Redemption Notice. A Limited Partner may invoke its rights under this Article IX with respect to one or more Partnership Units or all of the Partnership Units held by such Limited Partner. Upon the General Partner’s receipt of a Redemption Notice from a Redeeming Party, the Partnership shall be obligated (subject to the existence of any Redemption Restriction) to redeem the Partnership Units from such Redeeming Party (the “Redemption Obligation”)9.
(B)    Upon receipt of a Redemption Notice from a Redeeming Party, the General Partner shall either (i) cause the Partnership to redeem the Partnership Units tendered in the Redemption Notice, (ii) assume the Redemption Obligation, as set forth in Section 9.4, or (iii) provide written Notice to the Redeeming Party of each applicable Redemption Restriction.
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9See Amendment 26 to Partnership Agreement.

SECTION 9.2    Timing of Redemption. The Redemption Obligation (or the obligation to provide Notice of an applicable Redemption Restriction, if one exists) shall mature on the date which is seven (7) business days after the receipt by the General Partner of a Redemption Notice from the Redeeming Party (the “Redemption Date”).
SECTION 9.3    Redemption Price. On or before the Redemption Date, the Partnership (or the General Partner if it elects pursuant to Section 9.4) shall deliver to the Redeeming Party, in the sole and absolute discretion of the General Partner, either (i) a Share Payment or (ii) a Cash Payment; provided, however, that a Share Payment shall not be made, and a Cash Payment shall instead be made in all cases, if, in the sole and absolute discretion of the General Partner, the making of a Share Payment would result in a material risk of termination of the General Partner's status as a REIT under the Code. In order to enable the Partnership to effect a redemption by making a Share Payment pursuant to this Section 9.3, the General Partner in its sole and absolute discretion may issue to the Partnership the number of REIT Shares required to make such Share Payment in exchange for the issuance to the General Partner of Partnership Units equal in number to the quotient of the number of REIT Shares issued divided by the Redemption Ratio. Any such Partnership Unit redeemed by the Redeeming Party shall be deemed canceled.10
SECTION 9.4    Assumption of Redemption Obligation. Upon receipt of a Redemption Notice, the General Partner, in its sole and absolute discretion, shall have the right to assume the Redemption Obligation of the Partnership. In such case, the General Partner shall be substituted for the Partnership for all purposes of this Article IX and, upon acquisition of the Partnership Units tendered by the Redeeming Party pursuant to the Redemption Notice shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Such Partnership Units shall constitute General Partner Interests. Such exchange transaction shall be treated for federal income tax purposes by the Partnership, the General Partner and the Redeeming Party as a sale by the Redeeming Party as seller to the General Partner as purchaser.
SECTION 9.5    Further Assurances; Certain Representations. Each party to this Agreement agrees to execute any documents deemed reasonably necessary by the General Partner to evidence the issuance of any Share Payment to a Redeeming Party. Each Limited Partner and Preferred Limited Partner, by executing this Agreement, shall be deemed to have represented to the General Partner and the Partnership that (i) its acquisition of its Partnership Interest is or will be made as a principal for its own account, for investment purposes only and not with a view to the resale or distribution of such Partnership Interest and (ii) if it shall receive REIT Shares pursuant to this Article IX other than pursuant to an effective registration statement under the Securities Act of 1933, as amended, that its acquisition of such REIT Shares is or will be made as a principal for its own account, for investment purposes only and not with a view to the resale or distribution of such
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10 See Amendment 1 to Partnership Agreement.

REIT Shares and agrees that such REIT Shares may bear a legend to the effect that such REIT Shares have not been so registered and may not be sold other than pursuant to such a registration statement or an exemption from the registration requirements of such Act.
SECTION 9.6    Effect of Redemption. Upon the satisfaction of the Redemption Obligation by the Partnership or the General Partner, as the case may be, the Redeeming Party shall have no further right to receive any Partnership distributions in respect of the Partnership Units so redeemed and shall be deemed to have represented to the Partnership and the General Partner that the Partnership Units tendered for redemption are not subject to any liens, claims or encumbrances.
SECTION 9.7    Registration Rights. In the event a Limited Partner receives REIT Shares in connection with a redemption of Partnership Units pursuant to this Article IX, such Limited Partner shall be entitled to have such REIT Shares registered under the Securities Act of 1933, as amended, as provided in the Registration Rights Agreement.
SECTION 9.8    Conversion.
(A)    (1) Each Limited Partner holding Preferred Units which are convertible into Partnership Units under the terms of this Agreement shall have the right, at any time or from time to time, to convert after the Conversion Commencement Date applicable to such Preferred Units some or all of such Preferred Units into Partnership Units, effective upon January 1, April 1, July 1 or October 1 of any year, by providing the General Partner with a Profit Interest Conversion Notice not less than 30 days prior to the effective date of such conversion. Upon the effective date of any such conversion, each Preferred Unit which is the subject of such conversion shall be converted, without necessity of any further action by the General Partner, into that number of Partnership Units the Limited Partner is entitled to receive on such conversion equal to the applicable Conversion Factor plus an amount of cash equal to the accrued Priority Return Amount in respect of such Preferred Unit. With respect to any series of Preferred Units issued to the General Partner pursuant to Section 4.2(B) of this Agreement, the Conversion Commencement Date and the applicable Conversion Factor shall be the conversion commencement date and conversion factor of the related issuance of securities by the General Partner as provided in Section 4.2(B) of this Agreement. With respect to preferred units issued by the Partnership to Persons other than the General Partner, the Conversion Commencement Date and the Conversion Factor shall be set forth on the Addendum to the Partner Registry or otherwise set forth in an amendment to this Agreement. In any case in which the conversion into Partnership Units would result in the issuance of a fractional Partnership Unit, the General Partner shall pay the converting Limiting Partner cash in lieu of issuance of a fractional Partnership Unit, with the value of such fractional interest being determined by the Unit Value applicable on the date of conversion.

(2)    Other classes of Preferred Units, if any, issued to Limited Partners after the date hereof shall be convertible into Partnership Units on such terms as may be agreed by the Partnership and the holder of such Preferred Units, and the right to convert such Preferred Units shall be subject to such further restrictions and limitations as may be agreed upon.
(3)    Intentionally omitted.
(4)    In any case in which the conversion into Partnership Units under this Section 9.8(A) would result in the issuance of a fractional Partnership Unit, the General Partner shall pay the converting Partner cash in lieu of issuance of a fractional Partnership Unit, with the value of such fractional interest being determined by reference to the Unit Value applicable on the date of conversion.
(B)    In any case in which there is an unpaid Priority Return Amount with respect to a Preferred Unit that is converted pursuant to paragraph (A) of this Section, the converting Partner shall continue to have the right to distributions (and allocations) under Article V and Section 10.2 of this Agreement as if the converting Partner continued to hold the converted Preferred Unit until the unpaid distributions (and related allocations) have been paid (or allocated).
SECTION 9.9    Redemption Restriction.
(A)    The General Partner shall not take, or cause to be taken, any action which would cause a Redemption Restriction to exist or continue.
(B)    The General Partner shall, at its cost and expense, take, or cause to be taken, all such actions that may be necessary or desirable to mitigate the existence or effect of any Redemption Restriction and to facilitate and make effective the rights of redemption and conversion provided in this Article IX.
SECTION 9.10    Special Event
(A)    Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Special Event (whether before or after September 1, 1998), each Redeeming Party shall immediately have the unconditional right (irrespective of whether a Redemption Restriction exists or could thereby be created other than a Redemption Restriction under the Act) to require the Partnership to redeem all or a portion of the Partnership Units held by such Redeeming Party by providing the General Partner with a Redemption Notice. A Limited Partner may invoke its rights under this Section 9.10 with respect to one or more Partnership Units or all of the Partnership Units held by such Limited Partner. Any such redemption shall otherwise be governed by and effected and implemented pursuant to this Article IX as if no Redemption Restriction existed.

(B)    Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Special Event (whether before or after October 1, 1999), each Preferred Limited Partner shall have the right effective upon the happening of such Special Event, at any time or from time to time, to convert some or all of its Preferred Units into Limited Partner Interests by providing the General Partner with a Profit Interest Conversion Notice. Any such conversion shall otherwise be governed by and effected and implemented pursuant to this Article IX.
(C)    “Special Event” means the occurrence of any of the following:
(1)    any person or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) other than the Permitted Holders, directly or indirectly, makes an offer to purchase or commences a tender offer for REIT Shares such that, after acquiring all such REIT Shares offered to be acquired or tendered for, such person or group would then be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 20% or more of the total number of REIT Shares then issued and outstanding; or
(2)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (C)(1) above, except that for purposes of this clause (II) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power represented by all the REIT Shares then outstanding; or
(3)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Trustees of COPT (together with any new directors whose election by such Board of Trustees or whose nomination for election by the shareholders of COPT was approved by a vote of 66 2/3% of the directors of COPT then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of COPT then in office; or the merger or consolidation of COPT with or into another Person or the merger or consolidation of another Person with or into COPT, or the sale of all or substantially all the assets of COPT to another Person (other than a Person that is controlled by the Permitted Holders in the aggregate), and, in the case of any such merger or consolidation, the securities of COPT that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the REIT Shares are changed into or exchanged for cash, securities or property.

(D)    “Permitted Holders” means Jay H. Shidler, Clay W. Hamlin III, Westbrook Real Estate Fund I, L.P. and Westbrook Real Estate Co. Investment Partnership I, L.P. and any corporation, partnership, trust, estate or other legal entity controlled by any of the foregoing Persons (or jointly controlled by Messrs. Shidler and Hamlin).
ARTICLE X
DISSOLUTION AND LIQUIDATION
SECTION 10.1    Term and Dissolution. The Partnership commenced as of October 10, 1997, and shall continue until October 31, 2096, at which time the Partnership shall dissolve, or until dissolution occurs prior to that date at any time there are no Limited Partners of the Partnership and for any one of the following reasons:
(A)    An Involuntary Withdrawal or a voluntary withdrawal, even though in violation of this Agreement, of the General Partner or any other event that causes the General Partner to cease to be a general partner under the Act (other than a Transfer to a Successor General Partner in accordance with Article VIII) unless, within ninety (90) days after such event, a majority of the Limited Partners remaining agree in writing to the continuation of the Partnership and to the appointment, effective as of the date of such event, of a Successor General Partner;
(B)    Entry of a decree of judicial dissolution of the Partnership under the Act;
(C)    The sale, exchange or other disposition of all or substantially all of the Partnership Assets; or
(D)    The affirmative vote of the holders of not less than two-thirds of the Limited Partner Interests.
For purposes of this Section 10.1 and Section 10.2, Preferred Units shall be treated as if they have been converted on the date of any such vote into Limited Partner Interests pursuant to Section 9.8 and the Preferred Limited Partners holding such Preferred Units shall be treated as Limited Partners.
SECTION 10.2    Liquidation of Partnership Assets.
(A)    Subject to Section 10.2(E), in the event of dissolution pursuant to Section 10.1, the Partnership shall continue solely for purposes of winding up the affairs of, achieving a final termination of, and satisfaction of the creditors of, the Partnership. The General Partner (or, if there is no General Partner remaining, any Person elected by a majority in interest of the Limited Partners (the “Liquidator”)) shall be responsible for oversight of the winding-up and termination of the Partnership. The Liquidator shall obtain a full accounting of the assets and liabilities of the Partnership and such Partnership Assets shall be liquidated (including, at the discretion of the Liquidator, in exchange, in whole or in part, for REIT Shares) as promptly as the Liquidator is able to do so without any undue loss in value, with the proceeds therefrom applied and distributed in the following order:
(1)    First, to creditors, including partners who are creditors, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Partners and former Partners;
(2)    Second, to the Preferred Limited Partners holding Preferred Units entitled to a Liquidation Preference in amounts equal to the Liquidation Preference;
(3)    Third, to the Preferred Limited Partners holding Preferred Units entitled to Priority Return Amounts in amounts equal to any unpaid Priority Return Amounts;
(4)    Fourth, to Partners and former Partners in satisfaction of liabilities for distributions; and
(5)    The balance, if any, to the Partners in accordance with their positive Capital Accounts after giving effect to all contributions, distributions (including, without limitation, distributions pursuant to Section 10.2(A)(2)) and allocations for all periods; provided, however, that after distribution of the Liquidation Preference and Priority Return Amounts, a Preferred Limited Partner shall be entitled to no further payment pursuant to this Section with respect to such Preferred Unit.
Distributions made pursuant to this Section 10.2(A) to Preferred Limited Partners holding Senior Preferred Units and/or Junior Preferred Units shall be made first to the Preferred Limited Partners with respect to classes or series of Preferred Units which are Senior Preferred Units, and thereafter to Preferred Limited Partners with respect to classes or series of Preferred Units which are Junior Preferred Units.
(B)    In accordance with Section 10.2(A), the Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership Assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership Assets would cause undue loss to the Partners, the Liquidator may defer the liquidation except (i) to the extent provided by the Act or (ii) as may be necessary to satisfy the debts and liabilities of the Partnership to Persons other than the Partners.
(C)    If, in the sole and absolute discretion of the Liquidator, there are Partnership Assets that the Liquidator will not be able to liquidate, or if the liquidation of such assets would result in undue loss to the Partners, the Liquidator may distribute such Partnership Assets to the Partners in kind, in lieu of cash, as tenants-in-common in accordance with the priorities set forth in Section 10.2(A). The foregoing notwithstanding, such in-kind distributions shall only be made if in the Liquidator’s good faith-judgment that is in the best interest of the Partners.

(D)    Upon the complete liquidation and distribution of the Partnership Assets, the Partners shall cease to be partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the Partnership. Upon the dissolution of the Partnership pursuant to Section 10.1, the Liquidator shall cause to be prepared, and shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership. Promptly following the complete liquidation and distribution of the Partnership Assets, the Liquidator shall furnish to each Partner a statement showing the manner in which the Partnership Assets were liquidated and distributed.
(E)    Notwithstanding the foregoing provisions of this Section 10.2, in the event that the Partnership shall dissolve as a result of the type expiration of the term provided for herein or as a result of the occurrence of an event of the type described in Section 10.1(B) or (C), then each Limited Partner shall be deemed to have delivered a Redemption Notice on the date of such dissolution. In connection with each such Redemption Notice, the General Partner shall have the option, subject to the Act, of either (i) complying with the redemption procedures contained in Article IX or (ii) at the request of any Limited Partner, delivering to such Limited Partner Partnership property approximately equal in value (after taking into account the liabilities herein referred to) to the amount otherwise distributable to such Partner under Section 10.2(A)(4) hereof upon the assumption by such Limited Partner of such Limited Partner’s proportionate share of the Partnership’s liabilities and payment by such Limited Partner (or the Partnership) of any excess (or deficiency) of the value of the property so delivered over the amount otherwise distributable to such Partner under Section 10.2(A)(4). In lieu of requiring such Limited Partner to assume its proportionate share of Partnership liabilities, the General Partner may, subject to the Act, deliver to such Limited Partner unencumbered Partnership property approximately equal in value to the amount otherwise distributable to such Partner under Section 10.2(A)(4). In furtherance of the foregoing, a Partner may be compelled to accept a distribution of any asset in kind from the Partnership despite the fact that the percentage of the assets distributed to such Partner, exceeds the percentage of that asset which is equal to the percentage in which he shares in distributions from the Partnership.
SECTION 10.3    Effect of Treasury Regulations.
(A)    In the event the Partnership is “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) and there has been a dissolution of the Partnership under Section 10.1 hereof, distributions shall be made pursuant to this Article X to the General Partner, the Limited Partners, and the Preferred Limited Partners who have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Except to the extent the General Partner, in its sole discretion, permits a Limited Partner to enter into a deficit restoration obligation agreement with the Partnership, if any Partner has a deficit balance in its Capital Account (after giving effect to all contributions (without regard to this Section 10.3(A)), distributions and allocations), such Partner shall have no obligation to make any contribution to the capital of the Partnership. 11Any deficit restoration obligation pursuant to the provisions hereof shall be for the benefit of creditors of the

Partnership or any other Person to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Partnership or the General Partner, in its capacity as general partner of the Partnership.
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11 See Amendment 32 to Partnership Agreement.
(B)    In the event the Partnership is “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but there has been no dissolution of the Partnership under Section 10.1 hereof, then the Partnership Assets shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up.
In the event of such a liquidation there shall be deemed to have been a distribution of Partnership Assets in kind to the Partners in accordance with their respective Capital Accounts followed by a recontribution of the Partnership Assets by the Partners also in accordance with their respective Capital Accounts.
SECTION 10.4    Time for Winding-Up. Anything in this Article X notwithstanding, a reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of the Partnership Assets in order to minimize any potential for losses as a result of such process. During the period of winding-up, this Agreement shall remain in full force and effect and shall govern the rights and relationships of the Partners inter se.
ARTICLE XI
AMENDMENTS AND MEETINGS
SECTION 11.1    Amendment Procedure.
(A)    Amendments to this Agreement may be proposed by the General Partner. An amendment proposed at any time when the General Partner holds less than 90% of all Partnership Units will be adopted and effective only if it receives the Consent of the holders of a majority of each of the Partnership Units and Preferred Units, voting separately, not then held by the General Partner and an amendment proposed at any time when the General Partner holds 90% or more of all Partnership Units and Preferred Units may be made by the General Partner without the Consent of any Limited Partner or Preferred Limited Partner; provided, however, no amendment shall be adopted if it would (i) convert a Limited Partner’s Partnership Interest or Preferred Limited Partner’s Preferred Units into a general partner interest, (ii) increase the liability of a Limited Partner or a Preferred Limited Partner under this Agreement, (iii) except as otherwise permitted in this Agreement, alter the amount or the Partner’s rights to distributions set forth in Article V or X, or the allocations set forth in Article IV, (iv) alter or modify any aspect of the Partner’s rights with respect to redemption of Partnership Units or conversion of Preferred Units, (v) cause the early termination of the Partnership (other than pursuant to the terms hereof), (vi) permit allocations or distributions with respect to Priority Return Amounts or Liquidation Preferences among each class or series of Senior Preferred Units on a basis other than a pari passu basis with each other class or series of Senior Preferred Units12 or (vii) amend this Section 11.1(A), in each case without the Consent of each Partner adversely affected thereby. In connection with any proposed amendment of this Agreement requiring Consent, the General Partner shall either call a meeting to solicit the vote of the Partners or seek the written vote of the Partners to such amendment. In the case of a request for a written vote, the General Partner shall be authorized to impose such reasonable time limitations for response, but in no event less than ten (10) days, with the failure to respond being deemed a vote consistent with the vote of the General Partner.
(B)    Notwithstanding the foregoing, amendments may be made to this Agreement by the General Partner, without the Consent of any Limited Partner or Preferred Limited Partner, to (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or make any other provisions with respect to matters or questions arising hereunder which will not be inconsistent with any other provision hereof; (iii) reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement (including the issuance of Partnership Units and Preferred Units to a Partner (including the General Partner) in accordance with the requirements of Section 4.2(A) or (B) hereof, and the designation of the preferences and rights of any such Preferred Units); or (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The General Partner shall reasonably promptly notify the Limited Partners and Preferred Limited Partners whenever it exercises its authority pursuant to this Section 11.1(B).
(C)    Within ten (10) days of the making of any proposal to amend this Agreement, the General Partner shall give all Partners Notice of such proposal (along with the text of the proposed amendment and a statement of its purposes).
SECTION 11.2    Meetings and Voting.
(A)    Meetings of Partners may be called by the General Partner. The General Partner shall give all Partners Notice of the purpose of such proposed meeting not less than seven (7) days nor more than thirty (30) days prior to the date of the meeting. Meetings shall be held at a reasonable time and place selected by the General Partner. Whenever the vote or Consent of Partners is permitted or required hereunder, such vote or Consent shall be requested by the General Partner and may be given by the Partners in the same manner as set forth for a vote with respect to an amendment to this Agreement in Section 11.1(A).
(B)    Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written Consent setting forth the action to be taken is signed by the Partners owning Percentage Interests required to vote in favor of such action, which Consent may be evidenced in one or more instruments (for this purpose Preferred Units and

Preferred Limited Partners shall be treated as provided in Section 10.1(D) in the case of a vote pursuant to such Section). Consents need not be solicited from any other Partner if the written Consent of a sufficient number of Partners has been obtained to take the action for which such solicitation was required.
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12 See Amendment 17 to Partnership Agreement

(C)    Each Limited Partner and each Preferred Limited Partner may authorize any Person or Persons, including without limitation the General Partner, to act for him by proxy on all matters on which a Limited Partner or a Preferred Limited Partner may participate. Every proxy (i) must be signed by the Limited Partner, the Preferred Limited Partner or their attorney-in-fact, (ii) shall expire eleven (11) months from the date thereof unless the proxy provides otherwise and (iii) shall be revocable at the discretion of the Limited Partner or Preferred Limited Partner granting such proxy.
ARTICLE XII
MISCELLANEOUS PROVISIONS
SECTION 12.1    Title to Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more individuals, corporations, partnerships, limited liability companies, trusts or other entities.
SECTION 12.2    Other Activities of Limited Partners and Preferred Limited Partners. Except as expressly provided otherwise in this Agreement or in any other agreement entered into by a Limited Partner or a Preferred Limited Partner or any Affiliate of a Limited Partner or a Preferred Limited Partner and the Partnership, the General Partner or any Subsidiary of the Partnership or the General Partner, any Limited Partner or Preferred Limited Partner or any Affiliate of any Limited Partner or Preferred Limited Partner may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, including, without limitation, real estate business ventures, whether or not such other enterprises shall be in competition with any activities of the Partnership, the General Partner or any Subsidiary of the Partnership or the General Partner; and neither the Partnership, the General Partner, any such Subsidiary nor the other Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.
SECTION 12.3    Power of Attorney.

(A)    Each Partner hereby irrevocably appoints and empowers the General Partner (which term shall include the Liquidator, in the event of a liquidation, for purposes of this Section 12.3) and each of their authorized officers and attorneys-in-fact with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to:
(1)    make, execute, acknowledge, publish and file in the appropriate public offices (a) any duly approved amendments to the Certificate pursuant to the Act and to the laws of any state in which such documents are required to be filed; (b) any certificates, instruments or documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; (c) any other instrument which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file; (d) any documents which may be required to effect the continuation of the Partnership, the admission, withdrawal or substitution of any Partner pursuant to Article VIII, dissolution and termination of the Partnership pursuant to Article X, or the surrender of any rights or the assumption of any additional responsibilities by the General Partner; (e) any document which may be required to effect an amendment to this Agreement, to the extent such amendment is permitted by Section 11.1; and (f) all instruments (including this Agreement and amendments and restatements hereof) relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests issued pursuant to Section 4.2(B) of this Agreement; and
(2)    sign, execute, swear to and acknowledge all voting ballots, Consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement and appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.
(B)    Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XI or as may be otherwise expressly provided for in this Agreement.
(C)    The foregoing grant of authority (i) is a special power of attorney, coupled with an interest, and it shall survive the disability or Involuntary Withdrawal of any Partner and shall extend to such Partner’s heirs, executors, guardians, conservators, successors, assigns and personal representatives; (ii) may be exercised by the General Partner for each and every Partner acting as attorney-in-fact for each and every Partner; and (iii) shall survive the Transfer by a Limited Partner or Preferred Limited Partner of all or any portion of its

Partnership Interest and shall be fully binding upon such transferee; except that the power of attorney shall survive such assignment with respect to the assignor Limited Partner or Preferred Limited Partner for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect the admission of the transferee as a Substituted Limited Partner or Substituted Preferred Limited Partner. Each Partner hereby agrees to be bound by any representations made by the General Partner acting in good faith pursuant to such power of attorney. Each Partner shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General Partner’s request therefor, such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.
SECTION 12.4    Notices. All Notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to a Limited Partner or a Preferred Limited Partner, at the most current address given by such Limited Partner or Preferred Limited Partner to the General Partner by means of a Notice given in accordance with the provisions of this Section 12.4, which address initially is the address contained in the records of the General Partner or the Partnership, or (ii) if to the General Partner or the Partnership, Corporate Office Properties Trust, 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046, Attn: President. All such Notices and communications shall be deemed to have been duly given: at the time delivered by hand, if hand delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; or when receipt is acknowledged, if telecopied.
SECTION 12.5    Further Assurances. The parties agree to execute and deliver all such documents, provide all such information and take or refrain from taking any action as may be necessary or desirable to achieve the purposes of this Agreement and the Partnership.
SECTION 12.6    Titles and Captions. All article or section titles or captions in this Agreement are solely for convenience and shall not be deemed to be part of this Agreement or otherwise define, limit or extend the scope or intent of any provision hereof.
SECTION 12.7    Applicable Law. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, without regard to its principles of conflicts of laws.
SECTION 12.8    Binding Agreement. This Agreement shall be binding upon the parties hereto, their heirs, executors, personal representatives, successors and assigns.
SECTION 12.9    Waiver of Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

SECTION 12.10    Counterparts and Effectiveness. This Agreement may be executed in several counterparts, which shall be treated as originals for all purposes, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart. Any such counterpart shall be admissible into evidence as an original hereof against each Person who executed it. The execution of this Agreement and delivery thereof by facsimile shall be sufficient for all purposes, and shall be binding upon any party who so executes.
SECTION 12.11    Survival of Representations. All representations and warranties herein shall survive the dissolution and final liquidation of the Partnership.
SECTION 12.12    Entire Agreement. This Agreement (and all Exhibits hereto) contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the Partners hereto relating to the subject matter of this Agreement which are not fully expressed herein and in said Exhibits.
SECTION 12.13    Merger. The Partnership may merge with, or consolidate into, another business entity (as defined in Section 17-211(a) of the Act) upon approval by the General Partner and the Consent of the holders of a majority of each of the Partnership Units and the Preferred Units, voting separately. In accordance with Section 17-211 of the Act (including Section 17-211(g)), notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the General Partner and Consented to by the holders of a majority of each of the Partnership Units and the Preferred Units, voting separately, may (A) effect any amendment to this Agreement, or (B) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership of the merger or consolidation. Any amendment to this Agreement or adoption of a new partnership agreement made pursuant to the foregoing sentence shall be effective at the effective time or date of the merger or consolidation. The provisions of this Section shall not be construed to limit the accomplishment of a merger or of any of the matters referred to herein by any other means otherwise permitted by law.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

CORPORATE OFFICE PROPERTIES TRUST

By: /s/ Stephen E. Budorick
Name: Stephen E. Budorick
Title: President and Chief Executive Officer

Exhibit 1
Form of Schedule of Partners

General Partner	Common Units of Partnership Units	Series I Preferred Units
Corporate Office Properties Trust	108,853,741

Limited Partners and Preferred Limited Partners
Clay W. Hamlin, III	55,291
LBCW Limited Partnership	91,107
Robert L. Denton	281,500
James K. Davis	51,589
Lawrence J. Taff	13,733
M.O.R. 44 Gateway Associates Limited Partnership	1
Jacquelyn E. Parsinen Trust	49,434
M.O.R. Commons Limited Partnership	7
Lynn Hamlin	121,411
Housing Affiliates, Inc.	4,402
Reingle Corp.	730
Joseph Tawil	2,160
Leo Joy II Enterprises, L.P.	59,528
Susan Wilstein Survivors Trust	59,528
A. Charles Wilson, Trustee of the Wilson Survivors Trust	5,908
Irwin Hoffman	1,880
Lawrence G. Rief	2,526
David D. Jenkins	262,165
Donald Manekin	23,336
Edward Rouse Winstead	7,009
William H. Winstead	7,010
Robert Manekin	8,988
Charles Manekin	3,899
Francine Manekin	880
Sandye Sirota	5,427
Lynn Stern	880
Jamie Deutsch	22
Kelly Alter	22
Kirk Property Limited Partnership	221,501
TRC Associates Limited Partnership		352,000
TOTAL	110,195,615	352,000

CORPORATE OFFICE PROPERTIES TRUST L.P.
EXHIBIT 2 TO
LIMITED PARTNERSHIP AGREEMENT
Form of Redemption or Conversion Notice
Redemption [Conversion] Notice
The undersigned hereby irrevocably (i) elects to exercise its [redemption] [conversion] rights contained in ARTICLE IX of the Limited Partnership Agreement of Corporate Office Properties, L.P. (the “Partnership Agreement”) with respect to an aggregate of __________ [Partnership Units] [Preferred Units], (ii) surrenders such [Partnership Units] [Preferred Units] and all right, title and interest therein and (iii) directs that the [REIT Shares (or applicable cash amount if so determined by the General Partner in accordance with the Partnership Agreement)] [Units of Limited Partner Interest] deliverable upon [redemption] [conversion] of such [Partnership Units] [Preferred Units] be delivered to the address specified below. Terms used above which are defined in the Partnership Agreement are used herein are defined therein.
Dated:
Name of Limited Partner or Preferred
Limited Partner:
Social Security or
Federal Employer ID Number:

(Signature of Limited Partner or Preferred Limited Partner)

(Street Address)

    (City)    (State)    (Zip Code)
Signature Guaranteed by:

CORPORATE OFFICE PROPERTIES TRUST, L.P.
EXHIBIT 3

TO

LIMITED PARTNERSHIP AGREEMENT
Amended and Restated Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
Dated as of March 16, 1998
of
CORPORATE OFFICE PROPERTIES TRUST
for the benefit of
HOLDERS OF PARTNERSHIP UNITS AND PREFERRED UNITS
of
CORPORATE OFFICE PROPERTIES, L.P.
and
HOLDERS OF COMMON SHARES OF BENEFICIAL INTEREST
of
CORPORATE OFFICE PROPERTIES TRUST

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 16, 1998 by Corporate Office Properties Trust, a Maryland real estate investment trust (the "Company"), for the benefit of (w) the persons who own limited partnership units ("Partnership Units") and/or preferred units ("Preferred Units"), whether owned as of the date hereof or hereafter acquired, of Corporate Office Properties, L.P., a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership"), (x) Vernon Beck, Robert L. Denton, Clay W. Hamlin III, John Parsinen and Jay H. Shidler, (y) persons issued common shares of beneficial interest, par value $0.01 per share of the Company ("Common Shares") in exchange for shares of common stock, par value $0.01 per share (the "Common Stock"), of Royale Investments, Inc., a Minnesota corporation ("Royale"), pursuant to the Contribution Agreement (as defined below), and (z) the respective successors. assigns, transferees and estates of the persons identified in clauses (w), (x) and (y) (herein referred to collectively as the "Holders" and individually as a "Holder"). The Partnership Units and Preferred Units are herein sometimes collectively called the "Units."

WHEREAS, on October [14], 1997 certain Holders become owners of Units in connection with the contributions (the "Contributions") of certain general and limited partnership interests and other assets to the Partnership pursuant to the Formation/Contribution Agreement dated as of September 7, 1997 by and among the Company, H/SIC Corporation, Strategic Facility Investors, Inc., South Brunswick Investment Company, LLC, Comcourt investment Corporation and Gateway Shannon Development Corporation, as the same may at any time be amended, modified and supplemented and in effect (the "Contribution Agreement");

WHEREAS, pursuant to the Partnership Agreement (as defined below)
the Holders of Preferred Units have the right to convert them into Partnership Units as and to the extent set forth in the Partnership Agreement;

WHEREAS, on October [14], 1997, Royale became the sole general partner of the Partnership and executed a registration rights agreement with terms substantially the same as this Agreement;

WHEREAS, on October [14], 1997 certain Holders become owners of shares of Common Stock pursuant to the Contribution Agreement in consideration of assets transferred to the Company;

WHEREAS, on the date hereof, the Company has succeeded by merger to all of the rights and obligations of Royale and each share of Common Stock has been converted into the right to receive one Common Share;

WHEREAS, on the date hereof, the Common Shares are publicly held and traded and the Company is an issuer which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act");

WHEREAS, in connection with the foregoing, the Company wishes to confirm its obligations and has agreed, subject to the terms, conditions and limitations set forth in this Agreement, to provide the Holders with certain registration rights in respect of Common Shares either issued (x) pursuant to the Contribution Agreement or (y) upon redemption of Partnership Units as and to the extent set forth in that certain Limited Partnership Agreement of the Partnership dated October 14, 1997 among the sole general and initial limited partners party thereto, as the same has been, and may be further, amended, modified or supplemented from time to time and in effect (the "Partnership Agreement").

NOW, THEREFORE, the Company and the Partnership for the benefit of the Holders each agrees as follows:

Section 1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

Commission: The Securities and Exchange Commission.

Common Shares: Common shares of beneficial interest, $0.01 par value, of the Company.

Contribution Agreement: As set forth in the preamble.

Contributions: As set forth in the preamble.

Exchange Act: As set forth in the preamble.

Holder or Holders: As set forth in the preamble.

Holders Entitled to Registration Rights: As set forth in Section 2(b).

Indemnitee: A Holder of Registerable Securities covered by a registration statement filed with the Commission as provided in this Agreement pursuant to Sections 2, 4 or 5 hereof.

Majority Holders: At any time, Holders of Registrable Securities, Preferred Units then convertible into Partnership Units and Partnership Units then redeemable for Registrable Securities who, if all such Preferred Units were converted and all such Partnership Units were so redeemed, would then hold a majority of the Registrable Securities.

Minimum Registrable Amount: At any date of determination, Registrable Securities having an aggregate fair market value of at least $3 million.

NASD: The National Association of Securities Dealers, Inc.

Partnership: As set forth in the preamble.

Partnership Agreement: As set forth in the preamble.

Partnership Units: As set forth in the Partnership Agreement.

Person: Any individual, partnership, corporation, limited liability company, trust or other legal entity.

Preferred Units: As set forth in the Partnership Agreement.

Prospectus: A prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

Registrable Securities: The Shares, excluding (i) Shares as to which a Registration Statement shall have become effective under the Securities Act pursuant to Section 2, 3 or 4 of this Agreement and which shall have been disposed of under such Registration Statement, (ii) Shares sold or otherwise distributed pursuant to Rule 144 under the Securities Act and (iii) Shares as to which registration under the Securities Act is not required to permit the sale thereof to the public.

Sale Period: The 45-day period immediately following the filing with the Commission by the Company of an annual report of the Company on Form 10-K or a quarterly report of the Company on Form 10-Q or such other period as the Company may determine from time to time.

Securities Act: The Securities Act of 1933, as amended from time to time.

Shares: The Common Shares issued to Holders of Partnership Units upon redemption of their Partnership Units pursuant to the Partnership Agreement or to Holders pursuant to the Contribution Agreement.

Shelf Registration: A "shelf" registration of the Registrable Securities under Rule 415 under the Securities Act.

Shelf Registration Statement: Shall mean a "shelf" registration statement of the Company and any other entity required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers all of the Registrable Securities then issued and outstanding or which may thereafter be issued in redemption of any Partnership Units (including, without limitation, Units issuable upon conversion of Preferred Units) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

Units: Preferred Units and Partnership Units, collectively.

Section 2. Shelf Registration Under the Securities Act.

(a) Filing of Shelf Registration Statement. By August [14], 1998 and by each March 31 after such initial filing, the Company shall cause to be filed a Shelf Registration Statement covering the sale by the then Holders of all of the Registrable Securities then held by them in accordance with the terms hereof and will use its reasonable best efforts to cause each such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable. The Company agrees to use its reasonable best efforts to keep each such Shelf Registration Statement continuously effective under the Securities Act until such time as the aggregate number of Registrable Securities covered by all such Shelf Registration Statements and then outstanding (computed for this purpose as if all outstanding Preferred Units have been converted into Partnership Units and all thereafter outstanding Partnership Units have been redeemed for Common Shares) is less than 5% of the then outstanding Common Shares (computed as aforesaid and including, without limitation, Common Shares issuable in respect of Retained Interests (as defined in the Contribution Agreement)), and further agreesto supplement or amend each such Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for a Shelf Registration. Each Holder who sells Shares as part of any such Shelf Registration shall be deemed to have agreed to all of the terms and conditions of this Agreement and to have agreed to perform any an all obligations of a Holder hereunder.

(b) Inclusion in Shelf Registration Statement. Not later than 30 days prior to filing the Shelf Registration Statement with the Commission, the Company shall notify each then Holder of Registrable Securities (including any Person who is then entitled to become a Holder pursuant to the Partnership Agreement by reason of owning Units or Preferred Units, including, without limitation, Persons holding Retained Interests) ("Holders Entitled to Registration Rights") of its intention to make such filing and request advice from each such Holder as to whether such Holder desires to have Registrable Securities held by it or which it is entitled to receive not later than the last day of the first Sale Period occurring in whole or in part after the date of such notice included in the Shelf Registration Statement at such time; provided, however, that the Company shall not be required to so notify any such Holder in respect of Registrable Securities previously registered pursuant to a Shelf Registration Statement filed in accordance with this Section 2 which such Holder could then dispose of pursuant to such Registrable Securities. Any such Holder who is so notified and does not provide the information reasonably requested by the Company in connection with the preparation of the Shelf Registration Statement as promptly as practicable after receipt of such notice, but in no event later than 20 days thereafter, shall not be entitled to have its Registrable Securities included in such Shelf Registration Statement at the time it becomes effective, but shall have the right thereafter to deliver to the Company a Registration Notice as contemplated by Section 3(b).

Section 3. Shelf Registration Procedures.

In connection with the obligations of the Company with respect to each Shelf Registration Statement pursuant to Section 2 hereof, the Company shall:

(a) prepare and file with the SEC, within the time period set forth in Section 2(a) hereof, a Shelf Registration Statement, which Shelf Registration Statement (i) shall be available for the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of distribution by the selling Holders thereof and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith.

(b) subject to the last three sentences of this Section 3(b) and to Section 3(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period; (ii) cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond promptly to any comments received from the Commission with respect to such Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in clauses (i), (ii) or (iii) above with respect to a particular Holder of Registrable Securities unless and until the Company has received either a written notice (a "Registration No-tice") from such Holder that it intends to make offers or sales under such Shelf Registration Statement as specified in such Registration Notice or a written response from such Holder of the type contemplated by Section 2(b); provided, however, that the Company shall have 7 business days to prepare and file any such amendment or supplement after receipt of a Registration Notice. Once a Holder has delivered such a written response or a Registration Notice to the Company, such Holder shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Holder and the method of distribution in a post-effective amendment to such Shelf Registration Statement or a supplement to a Prospectus. Offers or sales under such Shelf Registration Statement may be made only during a Sale Period. Such Holder also shall notify the Company in writing upon completion of such offer or sale or at such time as such Holder no longer intends to make offers or sales under such Shelf Registration Statement.

(c) furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Company, without charge, as many copies of each applicable Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of such Prospectus, including each preliminary Prospectus, by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus or the preliminary Prospectus.

(d) use its reasonable best efforts to register or qualify the Registrable Securities covered thereby by the time such Shelf Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by such Shelf Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Company, whichever is shorter, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities then owned by such Holder (after giving effect to the redemption of Partnership Units then held by such Holder); provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not be required so to qualify or register but for this Section 3(d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to submit to the general service of process in any such jurisdiction.

(e) notify each Holder when such Shelf Registration Statement has become effective and notify each Holder of Registrable Securities that has delivered a Registration Notice to the Company promptly and, if requested by such Holder, confirm such advice in writing (i) when any post-effective amendments and supplements to such Shelf Registration Statement become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iv) of the happening of any event during the period such Shelf Registration Statement is effective as a result of which such Shelf Registration Statement or a related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement at the earliest possible moment.

(g) furnish to each Holder of Registrable Securities covered thereby that has delivered a Registration Notice to the Company, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

(h) cooperate with the selling Holders of Registrable Securities covered thereby to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

(i) subject to the last three sentences of Section 3(b) hereof, upon the occurrence of any event contemplated by Section 3(e)(iv) hereof, use its reasonable best efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to such Shelf Registration Statement or a related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) make available for inspection by representatives of the Holders of the Registrable Securities and any counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, counsel or accountant in connection with such Shelf Registration Statement; provided, however, that such records, documents or information which the Company determines in good faith to be confidential, and notifies such representatives, counsel or accountants in writing that such records, documents or information are confidential, shall not be disclosed by the representatives, counsel or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in such Shelf Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such records, documents or information have been generally made available to the public otherwise than in violation of this Agreement.

(k) a reasonable time prior to the filing of any Prospectus, any amendment to such Shelf Registration Statement or amendment or supplement to a Prospectus, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders of Registrable Securities that have provided a Registration Notice to the Company.

(l) use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed.

(m) obtain a CUSIP number for all Registrable Securities, not later than the effective date of such Shelf Registration Statement.

(n) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(o) use its reasonable best efforts to cause the Registrable Securities covered by such Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holders that have delivered Registration Notices to the Company to consummate the disposition of such Registrable Securities.

The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

In connection with and as a condition to the Company's obligations with respect to any Shelf Registration Statement pursuant to Section 2 hereof and this Section 3, each Holder agrees with the Company that:

(i) it will not offer or sell its Registrable Securities under a Shelf Registration Statement until (A) it has either (1) provided a Registration Notice pursuant to Section 3(b) hereof or (2) had Registrable Securities included in such Shelf Registration Statement at the time it.became effective pursuant to Section 2(b) hereof and (B) it has received copies of the supplemented or amended Prospectus contemplated by Section 3(b) hereof and receives notice that any post-effective amendment has become effective;

(ii) upon receipt of any notice from the Company of the happening of anv event of the kind described in Section 3(b)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice;

(iii) all offers and sales under such Shelf Registration Statement shall be completed within forty-five (45) days after the first date on which offers or sales can be made pursuant to clause (i) above, and upon expiration of such forty-five (45) day period the Holder will not offer or sell its Registrable Securities under the Shelf Registration Statement until it has again complied with the provisions of clauses (i)(A)(1) and (B) above, except that if the applicable Registration Notice was delivered to the Company at a time which was not part of a Sale Period, such forty-five (45) day period shall be the next succeeding Sale Period;

(iv) if the Company determines in its good faith judgment, after consultation with counsel, that the filing of a Shelf Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a Shelf Registration Statement or Prospectus or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Shelf Registration Statement (including any action contemplated by this Section 3) will be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this paragraph is no longer necessary; provided, however, that the Company may not suspend such rights for an aggregate period of more than 90 days in any 12-month period; and

(v) in the case of the registration of any underwitten equity offering proposed by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan), such Holder will agree, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of any Registrable Securities (or any option or right to acquire Registrable Securities) (each, a "Transfer") during the period commencing on the 10th day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten primary equity offering or, if such offering shall be a "take-down" from an effective shelf registration statement, the 10th day prior to the expected commencement date (which date shall be stated in such notice) of such offering, and ending on the date specified by such managing underwriter in such written request to such Holder; provided, however, that no Holder shall be required to agree not to Transfer its Registrable Securities for a period of time which is longer than the greater of 90 days or the period of time for which any senior executive of the Company is required so to agree in connection with such offering. Nothing in this paragraph shall be read to limit the ability of any Holder to redeem its Partnership Units for Common Shares in accordance with the Partnership Agreement.

Section 4. Piggyback Registration.

(a) Right to Piggyback. Whenever on or after August [14], 1998 (x) the Company proposes to register any Common Shares (or securities convertible into or exchangeable or exercisable for such Common Shares) under the Securities Act for its own account or the account of any shareholder of the Company (other than offerings pursuant to employee plans, or noncash offerings in connection with a proposed acquisition, exchange offer, recapitalization or similar transaction) and (y) the registration form may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all of the Holders of Common Shares or Units outstanding on the date hereof (the "Original Holders") of its intention to effect such a registration and will, subject to Section 4(b) and Section 10 hereof, include in such registration all Registrable Securities with respect to which such Original Holders request in writing to be so included within 20 days after the receipt of the Company's notice; provided, however, that the Company shall not be required to give such notice or to effect such registration in respect of any Registerable Securities which have been, or are in the process of being, registered pursuant to any Shelf Registration Statement.

(b) Priority. If a registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter advises the Company in good faith that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated (x) first, to the securities the Company proposes to sell, (y) second, among the Common Shares requested to be included in such registration by the Original

Holders (other than Registrable Securities previously registered pursuant to a Shelf Registration Statement filed in accordance with Section 2 hereof under which such Original Holder could then dispose of such Registrable Securities), considered in the aggregate (if such registration was initiated by the Company), and any other shareholder of the Company with Common Shares eligible for registration, pro rata, on the basis of the number of Common Shares such holder requests be included in such registration, and (z) third, among other securities, if any, requested and otherwise eligible to be included in such registration.

(c) Nothing contained herein shall prohibit the Company from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate or abandon the registration related thereto.

Section 5. Requested Registration.

(a) Right to Request Registration. Upon the written request of Original Holders owning 6% or more of the outstanding Registrable Securities then owned in the aggregate by such Holders (the "Requesting Holders") (computed for these purposes as if all Preferred Units have been converted into Partnership Units and thereafter all outstanding Partnership Units have been redeemed for Common Shares), requesting that the Company effect the registration under the Securities Act of at least the Minimum Registration Amount, the Company shall use its best efforts to effect, as expeditiously as possible, following the prompt (but in no event later than 15 days following the receipt of such written request) delivery of notice to all Original Holders, the registration under the Securities Act of such number of shares of Registrable Securities owned by the Requesting Holders and requested by the Requesting Holders to be so registered (subject to Section 5(c) hereof), together with (x) all other Common Shares entitled to registration, and (y) securities of the Company which the Company elects to register and offer for its own account; provided, however, that the Company shall not be required to (i) subject to Section 5(b) below, effect more than a total of three such registrations pursuant to this Agreement, (ii) file a registration statement relating to a registration request pursuant hereto within a period of six months after the effective date of any other registration statement of the Company requested hereunder (other than pursuant to Section 2) or pursuant to which the Requesting Holders shall have been given an opportunity to participate pursuant to Section 4 hereof and which opportunity they declined or which registration statement under Section 4 hereof included shares of Registrable Securities owned by Holders Entitled to Registration Rights (so long as such registration statement became and was effective for sufficient, time to permit the sales contemplated thereby) or (iii) file a registration statement relating to the registration of Registerable Securities which are already being registered pursuant to a Shelf Registration Statement; provided further, that the Company shall not be required to file a registration statement relating to an offering of Common Shares on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act if the Company is not, at the time, eligible to register Common Shares on Form S-3 (or a successor form).

Notwithstanding the foregoing, if the Board of Directors of the Company determines in its good faith judgment, (x) after consultation with a nationally recognized investment banking fim, that there will be an adverse effect on a then contemplated public offering of the Company's securities, (y) that the disclosures that would be required to be made by the Company in connection with such registration would be materially harmful to the Company because of transactions then being considered by, or other events then concerning, the Company, or (z) the registration at the time would require the inclusion of pro forma or other information, which requirements the Company is reasonably unable to comply with, then the Company may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 5 for a reasonable period of time, but not in excess of 90 calendar days (or any longer period agreed to by the Holders Entitled to Registration Rights), provided that at all times the Company is in good faith using all reasonable efforts to file such registration statement as soon as practicable.

(b) Effective Registration. A registration requested pursuant to this Section 5 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 5(a) above) (w) unless the registration statement relating thereto has become effective under the Securities Act, (x) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than a misrepresentation or an omission by a Holder and, as a result thereof, the shares of Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution, (y) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by a participating Holder or (z) if with respect to what would otherwise be deemed the third, or last, request under Section 5(a) hereof, less than all of the Common Shares that the Original Holders requested be registered were actually registered due to the operation of Section 5(c) hereof; provided that clause (z) above may not be invoked by the Original Holders unless (I) such request includes at least the Minimum Registration Amount or (II) if such request includes an amount that is less than the Minimum Registration Amount, Rule 144 under the Securities Act is not available to the Original Holders for the sale of all of the Common Shares owned by the Original Holders; and provided further that clause (z) above may be invoked only at the request of Original Holders meeting the foregoing requirements and owning more than 10% of the shares of Registrable then owned (computed as aforesaid) in the aggregate by the Original Holders.

(c) Priority. If a requested registration pursuant to this Section 5 involves an underwritten offering and the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated (x) first, among all Common Shares requested by the Original Holders to be included in such registration, pro rata on the basis of the number of Common Shares then owned by each of them (or, if such holder requests that less than all of the Common Shares owned by such holder be included in such registration, such lesser number of shares) (y) second, to any securities requested to be included in such registration by any other shareholder of the Company having registration rights and (z) third, to any securities the Company proposes to sell.

Section 6. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement pursuant to Section 4 or 5 hereof, the Company shall:

(a) prepare and file with the Commission as expeditiously as possible but in no event later than 90 days after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company shall (x) fur-nish to each participating

Holder and to one firm of attorneys selected collectively by the participating Holders and the holders of other securities covered by such registration statement, but in no event to more than one such counsel for all such selling securityholders, copies of all such documents proposed to be filed, which documents shall be subject to the review of the participating Holders and such counsel, and (y) notify the participating Holders of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which shall terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish, without charge, to the participating Holders and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (including one conformed copy to each participating Holder and one signed copy to each managing underwriter and in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the participating Holders may reasonably request in order to facilitate the disposition of the Registrable Securities registered thereunder;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as the participating Holders, and the managing underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonable necessary or advisable to enable the participating Holders and each underwriter, if any, to consummate the disposition in such jurisdiction of the Registrable Securities registered thereunder; provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such insurance regulatory authorities may be necessary by virtue of the business and operations of the Company to enable the participating Holders and other holders, if any, of securities covered by such registration statement to consummate the disposition of Registrable Securities registered thereunder;

(f) immediately notify the managing underwriter, if any, and the participating Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to the participating Holders and any other holder of securities covered by such registration statement and prospectus a supplement or amendment to such prospectus so that as thereafter delivered, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if the Company determines in good faith that the disclosure that would be required to be made by the Company would be materially harmful to the Company because of transactions then being considered by, or other events then concerning, the Company, or a supplement or amendment to such prospectus at such time would require the inclusion of pro forma or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer for a reasonable period of time, not to exceed 90 days, furnishing to the participating Holders and any other holder of securities covered by such registration statement and prospectus a supplement or amendment to such prospectus; provided, further, that at all times the Company is in good faith using all reasonable efforts to file such amendment as soon as practicable,

(g) use its best efforts to cause all such securities being registered to be listed on each securities exchange on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form (provided that the applicable listing requirements are satisfied), and to provide a transfer agent and register for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

(h) make available for inspection by any of the participating Holders and any holder of securities covered by such registration statement, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such persons (collectively, the "Inspectors"), all financial and other records of the Company and its subsidiaries (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, the Company shall have no obligation to disclose any Records to the Inspector in the event the Company determines that such disclosure is reasonably likely to have an adverse effect on the Company's ability to assert the existence of an attorney-client privilege with respect thereto;

(i) if requested, use its best efforts to obtain a "cold comfort" letter and a "bring-down cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by such letters;

(j) enter into a form of underwriting agreement that contains customary terms and provisions for similar securities offerings;

(k) make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Registrable Securities; and

(l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of Registrable Securities which are to be registered at the request of any of the participating Holders that the participating Holders shall fumish to the Company such information regarding the securities held by the participating Holders and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

Each of the Holders agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(f) hereof, the Holders shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(f) hereof or until otherwise notified by the Company, and, if so directed by the Company, the participating Holders shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in any participating Holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give any such notice, the period specified in Section 6(b) hereof shall be extended by the greater of (x) three months of (y) the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(f) hereof to and including the date when each of the participating Holders shall have received the copies of the supplemented or amended prospectus contemplated by, Section 6(f) hereof.

Section 7. Selection or Underwriters. If any offering pursuant to a registration statement is to be an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering, provided that in the case of a registration statement pursuant to Section 5 hereof, the Original Holders holding more than 50% of the shares of Registrable Securities held by the Original Holders to be included in such underwritten offering shall select the managing underwriter or underwriters, subject to the consent of the Company which consent shall not be unreasonably withheld or delayed.

Section 8. Registration Expenses. The Company shall pay, in connection with any registration pursuant to Section 2, 4 or 5, the following registration expenses incurred in connection therewith: (i) all Commission,stock exchange or NASD registration and filing fees, (ii) all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with the blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on any national securities exchange or interdealer quotation system, (vi) the reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) the reasonable fees and disbursements of not more than one firm of attorneys acting as legal counsel for (x) all of the selling shareholders, collectively, in respect of a registration pursuant to Section 4 hereof or (y) all of the participating Holders, collectively, in respect of a registration pursuant to Section 5 hereof, (viii) the fees and expenses of any registrar and transfer agent for the Common Shares, (ix) the underwriting fees, discounts and commissions applicable to any Common Shares sold for the account of the Company and (x) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing any registration statement, prospectus, certificates and other documents relating to the performance of and compliance with this Agreement. Except as otherwise provided in clause (ix) of this Section 8, the Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

Section 9. Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prepricing prospectus, registration statement or prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to a participating Holder furnished in writing to the Company by or on behalf of a participating Holder expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b) If any action, suit or proceeding shall be brought against an Indemnitee in respect of which indemnity may be sought against the Company, such Indemnitee shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (x) the Company has agreed in writing to pay such fees and expenses, (y) the Company has failed to assume the defense and employ counsel, or (z) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by its counsel that representation of such Indemnitee and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnitee). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnitees not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless such Indemnitee, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) Each of the participating Holders, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, its officers who sign the registration statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to an Indemnitee, but only with respect to information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in the registration statement, prospectus or any prepricing prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the registration statement, prospectus or any prepricing prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Holder pursuant to this Section 9(c), such Holder shall have the rights and duties given to the Company by Section 9(b) hereof (except that if the Company shall have assumed the defense thereof such Holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Holder's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to an Indemnitee by Section 9(b) hereof. The foregoing indemnity agreement shall be in addition to any liability which the participating Holders may otherwise have.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein. then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and of the participating Holders in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the Company on the one hand and a participating Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by such participating Holder on the other hand and the parties' relative intent, knowledge, access or information and opportunity to correct or prevent such statement or omission.

(e) The Company and the participating Holders agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 9(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no participating Holder shall be required to contribute any amount in excess of the amount by which the proceeds to such participating Holder exceeds the amount of any damages which such participating Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Indemnitee, the Company, its directors or officers, or any person controlling the Company, and (ii) any termination of this Agreement.

Section 10. Participation in Underwritten Registrations. An Original Holder may not participate in any underwritten offering pursuant to Section 4 or 5 hereof unless such Holder (i) agrees to sell its

Registrable Securities on the basis provided in any underwriting arrangements which, to the extent applicable solely to the participating Original Holders, are approved by the participating Original Holders in their reasonable discretion or which, to the extent applicable to the Company and the participating Original Holders, are approved by the Company in its reasonable discretion and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents (including lock-up agreements) reasonably required under the terms of such underwriting arrangements which are not inconsistent with the terms of this Agreement.

Section 11. Other Registration Rights. The Company agrees that it shall not enter into any agreement which provides registration rights to any Person that are inconsistent with the provisions contained in this Agreement. If the Company does become a party to such an agreement, the Company agrees that to the extent that the provisions of such agreement conflict with this Agreement, the provisions of this Agreement shall control.

Section 12. Rule 144 Sales.

(a) The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

(b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

Section 13. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Holders constituting Majority Holders; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Sections 1 through 12, inclusive, hereof or which would impair the rights of any Holder under such provisions, shall be effective as against any Holder of Registrable Securities, Preferred Units or Partnership Units unless consented to in writing by such Holder of Registrable Securities, Preferred Units or Partnership Units. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 13(a) shall be provided by Company to each Holder of Registrable Securities, Preferred Units or Partnership Units at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 13(b), which address initially is, with respect to each Holder, the address set forth in the Partnership Agreement, or (ii) if to the Company, at One Logan Square, Suite 1105, Philadelphia, Pennsylvania.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holders, including without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

(d) Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

(f) Specific Performance. The Company and the Holders acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

(g) Entire Agreement. This Agreement is intended by the Company as a final expression of its agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Company in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings of the Company with respect to such subject matter.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Clay W. Hamlin, III
Name: Clay W. Hamlin, III
Title: CEO

CORPORATE OFFICE PROPERTIES TRUST, L.P.
EXHIBIT 4

TO

LIMITED PARTNERSHIP AGREEMENT
Notice of Election by Limited Partner to Convert Profit Interest Units into Partnership Units
The undersigned holder of Profit Interest Units hereby irrevocably (i) elects to convert _____________ Profit Interest Units in Corporate Office Properties, L.P. (the “Partnership”) into Partnership Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Partnership Units that may be deliverable upon such conversion be delivered to the address specified below.  The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such Profit Interest Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such Profit Interest Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Dated:	Name of Holder:

(Signature of Holder)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Guaranteed by:

CORPORATE OFFICE PROPERTIES TRUST, L.P.
EXHIBIT 5

TO

LIMITED PARTNERSHIP AGREEMENT
Notice of Election by Partnership to Force Conversion of Profit Interest Units into Partnership Units
Corporate Office Properties, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of Profit Interest Units held by the holder of Profit Interest Units set forth below to be converted into Partnership Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:

Date of this Notice:

Number of Profit Interest Units to be Converted:

Please Print: Exact Name as Registered with Partnership